UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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SPX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018
Notice of Annual Meeting of Stockholders and Proxy Statement

SPX

13320-A Ballantyne Corporate Place Charlotte, NC 28277 Telephone: (980) 474-3700 Facsimile: (980) 474-3729 April 3, 2018

Fellow Stockholders:

On behalf of the Board of Directors, we invite you to attend the SPX Corporation 2018 Annual Meeting of Stockholders on May 15, 2018, at 8:00 a.m. (Eastern Time), at the SPX Building, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

Significant Accomplishments in 2017

In 2017, we exceeded the targets we provided to the financial community early in the year and drove growth in our full-year adjusted earnings and cash generation from our core operations. These financial results were driven by commercial and operational initiatives across our businesses, including enhancements to our sales channels and new product introductions.

As a result of our team’s efforts, both our Detection and Measurement and Engineered Solutions (Core) segments recorded full-year segment income growth of approximately 40% and substantial improvement in margins. At the same time, our HVAC segment remains well positioned to achieve solid growth in profitability and cash generation. Furthermore, we recently reduced our expectations for cash usage associated with our project work in South Africa, which remains on track for substantial completion by the end of next year (2019).

While we continue to work vigorously towards our longer-term goals, we are pleased with our team’s efforts to create a stronger, more profitable company. Our successes in 2017 were well received by investors as these accomplishments were reflected in another year of significant appreciation in our share price.

Well Positioned for Growth and Value Creation

SPX is now comprised of three healthy platforms, and each is generating double-digit returns on invested capital. Most of our businesses are leaders in attractive, niche markets, with strong technology and brands, and high levels of replacement revenues. Our balance sheet is strong, and the company is well positioned to invest, both organically and inorganically, for continued, sustainable double-digit earnings growth and cash generation.

On our Q4 2017 earnings call, we announced that we had increased the level of expected liquidity available through 2020 for capital allocation to more than $600 million, or by 50%. We have also increased our resources directed at managing our pipeline of acquisition targets. Our efforts are primarily focused on opportunities that align well with our existing platforms and that strengthen our competitive position within our HVAC and Detection and Measurement segments.

Our team has done a great job repositioning our company for growth. We expect 2018 to be another successful year for SPX, and we are excited about the opportunities ahead of us.

Meeting Attendance and Voting

All SPX stockholders of record at the close of business on March 20, 2018, are welcome to attend the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented at the Annual Meeting. To ensure that your shares will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.

For stockholders planning to attend this year’s meeting, we and the other members of your Board of Directors look forward to greeting you personally. On behalf of the Board of Directors and our leadership team, we would like to express our appreciation for your continued interest in the business of SPX.

Sincerely,

Patrick O’Leary Chairman of the Board of Directors	Gene Lowe President and Chief Executive Officer

SPX CORPORATION

13320-A Ballantyne Corporate Place

Charlotte, North Carolina 28277

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 15, 2018

8:00 a.m. (Eastern Time)

SPX Building, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277

Agenda

The principal business of the Annual Meeting will be to:

1.	Elect the two nominees named in our Proxy Statement to serve as directors until our 2021 Annual Meeting;

2.	Approve our named executive officers’ compensation, on a non-binding advisory basis;

3.	Ratify our Audit Committee’s appointment of our independent registered public accounting firm for 2018; and

4.	Transact any other business properly brought before the meeting or any adjournment thereof.

Record Date

March 20, 2018

You may vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on March 20, 2018. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

Proxy Materials

This year, we are again electronically disseminating Annual Meeting materials to some of our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,

John W. Nurkin

Vice President, General Counsel and Secretary

Approximate Date of Mailing of Proxy Materials or

Notice of Internet Availability:

April 3, 2018

SPX CORPORATION

Proxy Statement

Annual Meeting of Stockholders

The Annual Meeting of our stockholders will be held at 8:00 a.m. (Eastern Time), on Tuesday, May 15, 2018, at the SPX Building, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our Board of Directors for the 2018 Annual Meeting of Stockholders on that date and any adjournment or postponement of the meeting.

Our 2017 Annual Report on Form 10-K, without exhibits, accompanies this Proxy Statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Paul Clegg, Vice President, Investor Relations and Communications, SPX Corporation, 13320-A Ballantyne Corporate Place, Charlotte, North Carolina 28277.

Important Notice Regarding the Availability of Proxy Materials

for the 2018 Annual Meeting of Stockholders:

The Notice of Annual Meeting, Proxy Statement, and our 2017 Annual Report

to Stockholders are available electronically at

www.envisionreports.com/SPXC (for stockholders of record) or

www.edocumentview.com/SPXC (for all other stockholders).

2018 PROXY STATEMENT

MEETING AND VOTING HIGHLIGHTS

This summary highlights information about SPX Corporation (“Company,” “SPX,” “we,” “our,” or “us”), vote recommendations of our Board of Directors (“Board”), and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for the Company’s 2018 Annual Meeting of Stockholders (“Annual Meeting” or “meeting”). This summary does not contain all of the information that you should consider in voting your shares. Before voting, you should carefully read the entire Proxy Statement and our 2017 Annual Report on Form 10-K.

Annual Meeting

Time and Date:	8:00 a.m. (Eastern Time), Tuesday, May 15, 2018

Place:	SPX Building
13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277

Record Date:	March 20, 2018

Purpose of Meeting and Board Recommendations

Proposals		Board Vote Recommendation	Votes Required for Approval	Page Reference
Proposal 1:	Election of Directors	FOR each nominee	Majority of votes cast	10
Proposal 2:	Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis (“Say-on-Pay”)	FOR	Majority of votes cast	42
Proposal 3:	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of shares present or represented by proxy and entitled to vote	45

The Board strongly encourages you to exercise your right to vote on these matters. Your vote is important.

Who May Vote

Holders of SPX common stock whose shares are recorded directly in their names in our stock register (“stockholders of record”) at the close of business on March 20, 2018, may vote their shares on the matters to be acted upon at the meeting. Stockholders who hold shares of our common stock in “street name,” that is, through an account with a broker, bank, trustee, or other holder of record, as of such date may direct the holder of record how to vote their shares at the meeting by following the instructions that they receive from the holder of record.

A list of stockholders entitled to vote at the meeting will be available for examination at our principal executive offices located at 13320-A Ballantyne Corporate Place, Charlotte, North Carolina 28277, for a period of at least ten days prior to the Annual Meeting and during the meeting. The stock register will not be closed between the record date and the date of the meeting.

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How to Vote

How to Vote		Stockholders of Record*	Street Name Holders†

MOBILE DEVICE	Scan the QR Code to vote using your mobile device:		Refer to voting instruction form.

INTERNET	Visit the applicable voting website:	www.envisionreports.com/ SPXC	www.proxyvote.com

TELEPHONE	Within the United States, U.S. Territories, and Canada, on touch-tone telephone, call toll free:	1-800-652-VOTE (8683)	Refer to voting instruction form.

MAIL	Complete, sign, and mail your proxy card or voting instruction form in the self-addressed envelope provided.

MEETING	For instructions on attending the Annual Meeting in person, please see below and page 46.
*	You hold shares registered in your name with SPX’s transfer agent, Computershare, or you are an Employee Benefit Plan Participant.
†	You hold shares held through a broker, bank, trustee, or other holder of record.

To allow sufficient time for voting, your voting instructions must be received by 11:59 p.m. (Eastern Time) on May 14, 2018, if you are not voting in person at the meeting.

Admission to Meeting

If you are a stockholder of record, you will need to bring with you to the meeting either the Notice of Internet Availability of Proxy Materials or any proxy card that is sent to you. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.

If you own shares held in street name, bring with you to the meeting either (1) the Notice of Internet Availability of Proxy Materials or any voting instruction form that is sent to you, or (2) your most recent brokerage statement or a letter from your bank, broker, or other holder of record indicating that you beneficially owned shares of our common stock on March 20, 2018. We can use that to verify your beneficial ownership of common stock and admit you to the meeting. If you intend to vote at the meeting, you also will need to bring to the meeting a legal proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the holder of record holds for you in its name.

Additionally, all persons will need to bring a valid government-issued photo ID to gain admission to the meeting.

Additional Information

More detailed information about the Annual Meeting and voting can be found in “Questions and Answers” beginning on page 46.

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CORPORATE GOVERNANCE

CODE OF BUSINESS CONDUCT

We have adopted a Code of Business Conduct that applies to all our directors, officers, and employees, including our chief executive officer and senior financial and accounting officers. Our Code of Business Conduct requires each director, officer, and employee to avoid conflicts of interest; comply with all laws and other legal requirements; conduct business in an honest and ethical manner; and otherwise act with integrity and in the best interest of our Company and our stockholders. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. We maintain a current copy of our Code of Business Conduct, and we will promptly post any amendments to or waivers of our Code of Business Conduct regarding our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Commitment to Compliance.”

CORPORATE GOVERNANCE GUIDELINES

As part of its ongoing commitment to good corporate governance, the Board has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board in the exercise of its responsibilities and may be amended by the Board from time to time. Our Corporate Governance Guidelines are available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance.”

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines require that a substantial majority of the Board meet the independence requirements of the listing standards of the New York Stock Exchange (“NYSE”). At least annually, our Board reviews whether each of our directors is independent. The Board has adopted Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance.” Based on its most recent annual review, the Board has concluded that Patrick J. O’Leary, Ricky D. Puckett, David A. Roberts, Ruth G. Shaw, Robert B. Toth, and Tana L. Utley are independent, as defined in our Independence Standards and the listing standards of the NYSE. The Board has concluded that Eugene J. Lowe, SPX’s President and Chief Executive Officer (“CEO”), is not independent as defined in our Independence Standards and the listing standards of the NYSE.

The non-employee members of the Board meet regularly in executive session without management. In addition, the non-employee members of the Board meet in executive session on a regular basis with the CEO and such other management as the Board deems appropriate.

CHARITABLE CONTRIBUTIONS

It is the policy of the Board that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

From time to time, SPX may make contributions to charitable organizations for which a member of our Board or one of our executive officers serves as a director or officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of (1) $1 million or (2) 2% of the charitable organization’s consolidated gross revenues.

RISK OVERSIGHT

The Board exercises overall risk governance at SPX, with committees taking the lead in discrete areas of risk oversight. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements; the Compensation Committee is primarily responsible for risk oversight relating to executive compensation; and the Nominating and Governance Committee is primarily responsible for risk oversight relating to corporate governance. Committees report to the Board on risk management matters.

Management presents to the Audit Committee its view of the principal risks facing SPX in a dedicated “enterprise risk management” presentation at least once a year. Matters such as risk tolerance and management of risk are also discussed at this meeting. Further, management periodically reviews with the Audit Committee our major risk exposures, identified through the enterprise risk management process, as well as the steps management has taken to monitor and control such exposures.

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CORPORATE GOVERNANCE

In addition, the Board explicitly addresses risk in a wide range of Board discussions, including those relating to segment or business unit activities; specific corporate functions (such as treasury, intellectual property, tax, capital allocation, legal, etc.); cybersecurity; and consideration of extraordinary transactions. In addition to the Board’s active role in these discussions, the Board has full access to management, as well as the ability to engage advisors, in order to assist it in its risk oversight role.

We conduct an annual in-depth review of the risks associated with our incentive-based agreements and practices. In 2017, we again determined that the risks associated with these arrangements are appropriate.

See “Risk Analysis,” on page 30, for further discussion.

STRATEGIC PLANNING

Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our Company. Our Board has been instrumental in determining our next steps as we pivot towards growth with a focus on strengthening our current complement of businesses.

•	Constant Focus on Strategy: Throughout the year, our Board provides guidance to management on strategy and helps to refine business plans to implement the strategy.

•	Annual Strategy Deep-dive: Each year, typically during the third quarter, the Board holds an extensive meeting with senior management dedicated to discussing and reviewing our long-term business plans and overall corporate strategy. As part of this meeting, our CEO leads a discussion of key risks to the plans and strategy, as well as risk mitigation plans and activities.

Furthermore, in setting our business strategy, the Board plays a critical role in determining the types and appropriate levels of risk undertaken by the Company.

COMMUNICATIONS WITH DIRECTORS

Interested parties may communicate with any of our non-employee directors by writing to the director in care of our Corporate Secretary at our address shown on the front cover of this Proxy Statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications.

DIRECTOR NOMINEES, QUALIFICATIONS, AND DIVERSITY

The Nominating and Governance Committee is responsible for proposing director nominees and will consider director nominee recommendations offered by stockholders in accordance with our By-laws. The Nominating and Governance Committee selects individuals as director nominees based on the following:

•	Business and professional accomplishments;

•	Integrity;

•	Demonstrated ability to make independent analytical inquiries;

•	Ability to understand our businesses;

•	Absence of conflicts of interest;

•	Willingness to devote the necessary time to Board duties; and

•	Alignment of skills with those identified by the Board as desirable for the advancement of the Company; for more details on such identified areas, see our skills matrix under “Director and Nominee Skills and Experience” on page 14.

Neither the Board nor the Nominating and Governance Committee has set minimum requirements with respect to age, education, or years of business experience or has specified required skill sets for directors, but each does require each director to have a proven record of success and leadership. The Nominating and Governance Committee seeks to structure the Board so that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Nominating and Governance Committee has no set diversity policy or targets, but places what it believes to

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CORPORATE GOVERNANCE

be appropriate emphasis on certain skills, experience, and background that it determines add or would add value to our Board. Knowledge of our industries and strategic perspective, as well as financial expertise and experience on other boards, are examples of attributes that our Board and the Nominating and Governance Committee consider to be key. The Nominating and Governance Committee also considers effective interaction among Board members and between the Board and management to be crucial factors in considering individuals for nomination.

The Nominating and Governance Committee considers the criteria listed above at least each time the director is re-nominated for Board membership. At such times as the Board and the Nominating and Governance Committee determine there is a need to add or replace a director, the Nominating and Governance Committee identifies director candidates through references from its members, other directors, management, or outside search firms, if appropriate. The Nominating and Governance Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

Any stockholder who wishes to recommend an individual for consideration by the Nominating and Governance Committee should provide written notice of the recommendation to our Corporate Secretary at our address on the cover of this Proxy Statement. Such notice must be accompanied by certain disclosures, including written information about the recommended nominee’s business experience and background, and documentation required under our By-laws for stockholder nominations of directors, as well as a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, that he or she will serve as a director. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Once the Nominating and Governance Committee identifies a director candidate, directors and members of management interview the candidate. Following that process, the Nominating and Governance Committee and the Board determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our By-laws require that any director appointed to the Board other than at an annual meeting of stockholders be submitted for election by our stockholders at the next annual meeting.

DIRECTOR ELECTION

In uncontested elections, we elect directors by majority vote. Under this voting standard, each director must be elected by a majority of the votes cast with respect to that director, meaning that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission (“SEC”). This year’s election is uncontested. Accordingly, the majority vote standard will apply.

If a nominee already serving as a director is not elected at an annual meeting, then the law of the State of Delaware (SPX’s state of organization) provides that the director will continue to serve on the Board as a “holdover director” until his or her successor is elected. Our Nominating and Governance Committee, however, has established procedures requiring directors to tender to the Board advance resignations. As set forth in our Corporate Governance Guidelines, the Board will nominate for election or re-election as a director only those candidates who agree to tender, promptly following each annual meeting of stockholders at which they are elected or re-elected as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election, and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.

In the event a resignation is triggered as a result of a director’s not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of certification of the election results.

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CORPORATE GOVERNANCE

ATTENDANCE AT ANNUAL MEETING

It is our policy to invite all members of our Board to attend our Annual Meeting. While their attendance is not required, each of our directors serving at the time of our last Annual Meeting attended that meeting.

INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee has retained Pearl Meyer as its sole independent compensation consultant. Pearl Meyer does not provide any services to our Company other than advice to and services for the Compensation Committee relating to compensation of all executives and the Nominating and Governance Committee relating to compensation of our non-employee directors. The independent compensation consultant may provide other consulting services to SPX, with approval from the Compensation Committee or the Nominating and Governance Committee. The Compensation Committee reviews services provided by its independent compensation consultant on at least an annual basis.

The independent compensation consultant:

•	Assesses data relating to executive pay levels and structure;

•	Reviews design and recommendations for annual and long-term incentive plans;

•	Conducts risk assessment of the Company’s executive incentive plans;

•	Works with management to develop management’s recommendations to the Compensation Committee on compensation amounts and structure for executive officers other than the President and CEO;

•	Presents to the Compensation Committee recommendations on compensation amounts and structure for the President and CEO;

•	Presents to the Nominating and Governance Committee recommendations on compensation amounts and structure for the non-employee directors;

•	Reviews and comments to the Compensation Committee on management’s recommendations relating to executive officer compensation;

•	Recommends the list of peer companies against which we benchmark our executive officer and director compensation for approval by the Compensation Committee;

•	Reviews and supports preparation of compensation-related proxy statement disclosures;

•	Consults on CEO Pay Ratio process and disclosure; and

•	Advises the relevant committee on regulatory, market practices, and other trends and developments in the area of executive and director compensation.

The Compensation Committee has directed the independent compensation consultant to collaborate with management, including our human resources function, to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the relevant committee. The Compensation Committee has considered the independence of Pearl Meyer in light of SEC rules, NYSE listing standards, and the requirements of the Compensation Committee charter. The Compensation Committee requested and received a letter from Pearl Meyer addressing relationships with and the independence of Pearl Meyer and the Pearl Meyer senior advisor involved in the engagement. In addition to this information, the Compensation Committee noted the following protocols designed to help ensure objectivity:

•	The consultant reports directly to the Compensation Committee or, in the case of matters relating to non-employee director compensation, to the Nominating and Governance Committee;

•	Only the Compensation Committee and the Nominating and Governance Committee have the authority to retain or terminate the consultant with respect to services provided to the relevant committee; and

•	The consultant meets as needed with committee members, without the presence of management.

The Compensation Committee concluded that the work performed by Pearl Meyer and Pearl Meyer’s senior advisor involved in the engagement did not raise any conflict of interest and that each was independent.

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CORPORATE GOVERNANCE

CONSIDERATION OF RELATED-PARTY TRANSACTIONS

Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX and any of the following persons: a director, director nominee, or executive officer of SPX; a holder of more than 5% of SPX common stock; or an immediate family member or person sharing the household of any of these persons. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our Company; our Company’s rationale for entering into the transaction; alternatives to the transaction; whether the transaction is on terms at least as fair to our Company as would be the case were the transaction entered into with a third party; potential for an actual or apparent conflict of interest; and the extent of the related party’s interest in the transaction.

BOARD LEADERSHIP STRUCTURE

Our governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its stockholders in consideration of then-current circumstances. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and CEO. This approach allows the Board to elect the most qualified director as Chairman of the Board while also maintaining the ability to separate the Chairman of the Board and CEO roles when necessary or appropriate. For example, as of September 26, 2015, we separated the positions of Chairman of the Board and CEO in light of the fact that our then-elected CEO was both new to the role and had not previously served on a public company board of directors.

Currently, Eugene J. Lowe, III, serves as our President and CEO, a position he has held since September 26, 2015. In this role, Mr. Lowe is responsible for managing the day-to-day operations of the Company and for planning, formulating, and coordinating the development and execution of our corporate strategy, policies, goals, and objectives. Mr. Lowe is accountable for Company performance and reports directly to the Board.

Since September 26, 2015, Patrick J. O’Leary has served as our non-employee Chairman of the Board. In this role, Mr. O’Leary’s responsibilities include the following:

•	Serving as a resource to the President and CEO in connection with strategic planning and other matters of strategic importance to the Company;

•	Receiving reports from the President and CEO, organizing and facilitating the President and CEO evaluation process, and providing ongoing, constructive feedback to the President and CEO;

•	Consulting with the President and CEO regarding the Company’s relations and communications with stockholders of the Company, analysts, and the investor community;

•	Chairing meetings of the Board;

•	Setting the schedule and agenda for Board meetings in consultation with the President and CEO;

•	Determining the information that is sent to the Board in consultation with the President and CEO;

•	Presiding over the executive sessions and other meetings of the non-employee directors; and

•	Communicating the results of meetings of the non-employee directors to the President and CEO and other members of management, as appropriate.

Our Corporate Governance Guidelines provide that in the event the Board determines that the same individual should again serve as both Chairman of the Board and CEO, the Board will appoint an independent director to serve as Lead Director. In that circumstance, the Lead Director would serve as the principal liaison between the independent directors and the Chairman and CEO; chair meetings of non-employee directors; develop the Board’s agenda in collaboration with the Chairman and CEO; and review and advise on the quality of the information provided to the Board.

The small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, the flow of information, and other matters. Our non-employee directors meet regularly in private session, without management, as part of our Board meetings and can also call additional meetings of the non-employee directors at their discretion.

2018 PROXY STATEMENT	5

CORPORATE GOVERNANCE

The Board believes that its current leadership structure provides an appropriate balance among strategy development, operational execution, and independent oversight, and that this structure is currently in the best interests of the Company and its stockholders.

BOARD COMMITTEES

The Board met six times in 2017. The Board currently has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. Each director attended at least 75% of the meetings of the Board and of the committees on which he or she served in 2017. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Board Committees.”

The table below provides membership and 2017 meeting information for each of the Board committees.

Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
Ricky D. Puckett	Chair	X	X
David A. Roberts	X	Chair	X
Ruth G. Shaw	X	X	Chair
Robert B. Toth*		X
Tana L. Utley	X
Number of Meetings	5	5	5
*	Mr. Toth joined the Board and Compensation Committee effective July 1, 2017.

AUDIT COMMITTEE

Membership

The Board has determined that each member of the Audit Committee is independent in accordance with our Audit Committee charter, Corporate Governance Guidelines, and Independence Standards, as well as with the rules of the SEC and the listing standards of the NYSE. In addition, the Board has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board has determined that Mr. Puckett is an “audit committee financial expert” under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the NYSE.

Function

The Audit Committee is responsible for ensuring the integrity of the financial information reported by our Company. The Audit Committee appoints the independent registered public accounting firm, approves the scope of audits performed by it and by the internal audit staff, and reviews the results of those audits. The Audit Committee also meets with management, the Company’s independent registered public accounting firm, and the internal audit staff to review audit and non-audit results, as well as financial, cybersecurity, accounting, compliance, and internal control matters. In addition, the Board has delegated oversight of the Company’s enterprise risk management program to the Audit Committee.

Additional information on the Audit Committee and its activities is set forth in the “Audit Committee Report” on page 43.

COMPENSATION COMMITTEE

Membership

The Board has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee Charter, Corporate Governance Guidelines, and Independence Standards, as well as with the rules of the SEC and the listing standards of the NYSE. In addition, the Board has determined that each member of the Compensation Committee meets the “outside director” and “non-employee director” requirements as defined, respectively, under grandfathered provisions of Section 162(m) of the Internal Revenue Code and Section 16 under the Securities Exchange Act of 1934, as amended.

6	2018 PROXY STATEMENT

CORPORATE GOVERNANCE

Function

The Compensation Committee sets the compensation for our executive officers, including agreements with our executive officers, equity grants, and other awards, and makes recommendations to the Board on these same matters for our CEO. The Compensation Committee receives input regarding compensation for our executive officers, including proposed compensation, from its independent compensation consultant, as well as from our CEO for his direct reports. The Compensation Committee has delegated to our CEO the authority to issue one-time grants of up to $50,000 per individual and $250,000 in the aggregate annually to non-officer employees.

The Compensation Committee has the authority under its charter to retain, terminate, and set fees and retention terms for its independent compensation consultant or such other outside advisors as it deems necessary or appropriate in its sole discretion. The Compensation Committee reviews outside consultants and advisors on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such consultants and advisors. The Compensation Committee has retained Pearl Meyer as its independent compensation consultant.

Additional information on the Compensation Committee, its activities, and its relationship with its independent compensation consultant, and on management’s role in setting compensation, is set forth in “Compensation Discussion and Analysis,” beginning on page 18, and “Corporate Governance—Independent Compensation Consultant,” on page 4.

NOMINATING AND GOVERNANCE COMMITTEE

Membership

The Board has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee Charter, Corporate Governance Guidelines, and Independence Standards, as well as with the rules of the SEC and the listing standards of the NYSE.

Function

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members and by recommending director nominees to the Board; develops and recommends to the Board our Corporate Governance Guidelines; leads the Board in its annual review of the Board’s performance; and makes recommendations to the Board regarding the compensation of non-employee directors and the assignment of individual directors to various committees. The Nominating and Governance Committee also approves equity awards for non-employee directors, subject to Board approval.

2018 PROXY STATEMENT	7

DIRECTOR COMPENSATION

Annual Compensation

Our director compensation program includes the following compensation opportunities for our non-employee directors:

Annual Retainer of Cash	$75,000

Annual Equity Grant of Restricted Stock Units	$130,000

Additional Fees:

Chairman of the Board	$125,000

Audit Committee Chair	$20,000

Compensation Committee Chair	$15,000

Nominating and Governance Committee Chair	$10,000

We pay the annual retainer and any applicable additional fees to our non-employee directors in equal quarterly installments, paid in arrears. The cash portion of compensation for a director who has a partial quarter of service (due to joining or leaving the Board, or beginning or ending service as Chairman or a Committee Chair, during the quarter) is pro-rated. We do not pay meeting fees or additional compensation to directors for special meetings.

The annual equity grant is provided by grants of restricted stock units (“RSU”) under the SPX Corporation 2006 Non-Employee Directors’ Stock Incentive Plan and the SPX Corporation 2002 Stock Compensation Plan (the “2002 Stock Plan”). We award RSUs to our non-employee directors based on the grant date value of the award (calculated by dividing the $130,000 annual equity retainer by the closing price of the Company’s stock on the date of grant). The RSU award is granted on the date of our Annual Meeting and vests the day before the following annual meeting. Vesting is subject to the director’s continued service on our Board through such vesting date. The annual equity grant for a director who has a partial year of service (due to joining the Board during the year) is pro-rated.

Our non-employee directors have the option to defer settlement and payout of such RSU grants that vest until six months after separating from service on our Board (or, if earlier, a Change in Control as defined in the 2002 Stock Plan). A non-employee director must generally make such deferral election in the year prior to the grant of the RSU award.

We do not currently pay dividends, or with respect to the RSUs, dividend equivalents.

Directors who are SPX employees receive no compensation for their service as directors.

The Nominating and Governance Committee reviews non-employee director compensation from time to time and makes recommendations to the Board. The Nominating and Governance Committee compares our non-employee director compensation to our peer companies and consults with our independent compensation consultant when reviewing compensation type and structure.

2017 COMPENSATION

Mr. Toth joined our Board as a non-employee director effective July 1, 2017 and received pro-rated annual compensation as described above.

Mr. Lowe, our President and CEO, received no compensation for his service as a director.

OTHER BENEFITS

Matching Gifts Program

We will make matching donations for qualified charitable contributions for any director up to a total of $10,000 per year.

Travel Reimbursements

We reimburse non-employee directors for the reasonable expenses of attending Board and committee meetings and for expenses associated with director training and development. From time to time, a director’s spouse may accompany the director to certain business functions, and tax laws may require the incremental costs associated with the spouse’s attendance to be imputed as income to the director. On occasion, a director’s spouse may accompany a director when he

8	2018 PROXY STATEMENT

DIRECTOR COMPENSATION

or she travels on our corporate aircraft for Board-related business; in such instances, the value of the spouse’s travel is imputed as income to the director (determined under the U.S. Department of Transportation’s standard industry fare level (“SIFL”)).

STOCK OWNERSHIP GUIDELINES

Our Stock Ownership Guidelines are designed to help ensure that our directors are engaged and have interests closely aligned with those of our long-term stockholders. We request that all non-employee directors achieve holdings in Company stock of three times the annual cash retainer within five years of his or her date of appointment as a director. All of our directors were in compliance with these requirements as of March 20, 2018. For additional information on our Stock Ownership Guidelines, see “Stock Ownership Guidelines,” on page 15.

Director Compensation Table

The following table summarizes the compensation of our directors who served during 2017. Mr. Lowe, our President and CEO, receives no compensation in connection with his service as a director and, accordingly, is omitted from this table.

Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Patrick J. O’Leary	$200,000(a)	$130,000	$ —	$330,000

Ricky D. Puckett	$ 95,000(b)	$130,000	$ 6,750	$231,750

David A. Roberts	$ 90,000(c)	$130,000	$ 10,000	$230,000

Ruth G. Shaw	$ 85,000(d)	$130,000	$ 10,000	$225,000

Robert B. Toth	$ 37,500(e)	$113,260	$ —	$150,760

Tana L. Utley	$ 75,000	$130,000	$ —	$205,000

(1)	Represents annual retainer of $75,000. In addition:

(a)	Mr. O’Leary’s fees include $125,000, representing the additional fee for serving as Chairman of the Board.

(b)	Mr. Puckett’s fees include $20,000, representing the additional fee for serving as Audit Committee Chair.

(c)	Mr. Roberts’s fees include $15,000, representing the additional fee for serving as Compensation Committee Chair.

(d)	Dr. Shaw’s fees include $10,000, representing the additional fee for serving as Nominating and Governance Committee Chair.

(e)	Mr. Toth’s annual retainer is pro-rated for service beginning July 1, 2017.

(2)	Stock awards are time-vested awards that vest the day before the next annual meeting following the grant date. The amounts in the table represent the grant date fair value, based on the closing price of our stock on the grant date. Mr. Toth’s annual equity grant is pro-rated for service beginning July 1, 2017.

(3)	Represents matching donations for qualified charitable contributions for Mr. Puckett, Mr. Roberts, and Dr. Shaw.

2018 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of seven directors. The directors are divided into three classes. There are currently three directors in the first class, two directors in the second class, and two directors in the third class.

At this Annual Meeting, you will be asked to elect two directors to the third class, Dr. Shaw and Mr. Toth. Mr. Lowe, Mr. O’Leary, and Mr. Roberts were elected to the first class by our stockholders at our 2016 Annual Meeting of Stockholders and Mr. Puckett and Ms. Utley were elected to the second class by our stockholders at our 2017 Annual Meeting of Stockholders, and they will continue to serve on the Board as described below.

Each of the director nominees is a current SPX director and, if elected, will serve for the terms as described below until a qualified successor director has been elected or until he or she resigns, retires, or is removed by the stockholders for cause.

Each director nominee has agreed to tender, promptly following his or her election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board, in accordance with our Corporate Governance Guidelines.

Your shares will be voted as you specify on the proxy card that accompanies this Proxy Statement. If you do not specify how you want your shares voted, then we will vote them FOR the election of each of Dr. Shaw and Mr. Toth. If unforeseen circumstances (such as death or disability of the nominee) make it necessary for the Board to substitute another person for any of the nominees, then your shares will be voted FOR that other person. The Board does not anticipate that any of the nominees will be unable to serve.

Nominees for Election to Serve Until 2021 Annual Meeting

Ruth Shaw Retired Group Executive for Public Policy and President of Duke Nuclear Age: 70 Director since: 2015 Committees: • Nom. & Gov. (Chair) • Audit • Compensation

PROFESSIONAL HIGHLIGHTS

Ruth G. Shaw, 70, retired in 2007 from Duke Energy Corporation, an electricity and natural gas provider, and remained an Executive Advisor to the company until 2009. At Duke, she served as Group Executive for Public Policy and President, Duke Nuclear, from 2006 to 2007; President and Chief Executive Officer, Duke Power Company, from 2003 to 2006; Executive Vice President and Chief Administrative Officer from 1997 to 2003; and in various other roles from 1992 to 1997. She was also President of The Duke Energy Foundation from 1994 to 2003. Dr. Shaw is currently a director of DTE Energy and DowDuPont Inc., and previously served as a director of The Dow Chemical Company prior to its 2017 merger transaction with E.I. du Pont de Nemours and Company. She served on the board of directors of the Foundation for the Carolinas, and has been a director and chair of the boards of the University of North Carolina Charlotte; the UNCC Charlotte Foundation; The Carolinas Thread Trail; the United Way of Central Carolinas; and the Arts & Science Counsel. She a former member of the executive committees of the Nuclear Energy Institute and the Institute of Nuclear Power Operations. She earned her bachelor’s degree and M.A. from East Carolina University and her Ph.D. from the University of Texas at Austin.

SKILLS AND QUALIFICATIONS

Dr. Shaw contributes a deep understanding of the electric utility industry; corporate governance; human resources management; executive compensation; information technology; communications and public relations; environment, health and safety management; procurement; and diversity to our Board.

10	2018 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Bob Toth Managing Director at CCMP Capital Advisors, LLC Age: 57 Director since: 2017 Committees: • Compensation

PROFESSIONAL HIGHLIGHTS

Robert B. Toth, 57, has served as a Managing Director at CCMP Capital Advisors, LLC, a private equity investment firm, since 2016. Prior to joining CCMP, Mr. Toth served as President, Chief Executive Officer and Director from 2005 and, additionally, Chairman of the Board from 2011 of Polypore International, Inc., a high technology filtration products company. Prior to that, Mr. Toth served as Chief Executive Officer, President and Director of CP Kelco ApS, a specialty hydrocolloids producer, from 2001 to 2005. Prior to joining CP Kelco, he spent 19 years at Monsanto Company, and its spinoff company, Solutia Inc. Mr. Toth is currently a director of PQ Corporation, Materion Corporation, and Hayward Industries, Inc. He earned his bachelor degree in Industrial Management from Purdue University and his MBA from the John M. Olin School of Business at Washington University in St. Louis, Missouri.

SKILLS AND QUALIFICATIONS

Mr. Toth contributes significant insight on mergers and acquisitions and on strategic portfolio management and the strategic and operational issues related thereto. Mr. Toth also brings extensive experience leading companies in the manufacturing sector, including knowledge and skills in senior management, finance, and operations.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Directors Continuing to Serve Until 2019 Annual Meeting

Gene Lowe President and CEO of SPX Corporation Age: 50 Director since: 2015 Committees: • None

PROFESSIONAL HIGHLIGHTS

Eugene J. Lowe, III, 50, has served as President and Chief Executive Officer of SPX Corporation since September 2015. He was appointed an officer of SPX in 2014 and previously served as Segment President, Thermal Equipment and Services, from 2013 to 2015; President, Global Evaporative Cooling, from 2010 to 2013; and Vice President of Global Business Development and Marketing, Thermal Equipment and Services, from 2008 to 2010. Prior to joining SPX, Mr. Lowe held positions with Milliken & Company, Lazard Technology Partners, Bain & Company, and Andersen Consulting. He earned his bachelor’s degree in Management Science from Virginia Tech and his MBA from Dartmouth’s Tuck School of Business.

SKILLS AND QUALIFICATIONS

Mr. Lowe brings valuable operations, strategic planning, marketing, and business development experience to our Board. As the only member of SPX management to serve on the Board, Mr. Lowe also contributes a level of understanding of our Company not easily attained by an outside director.

2018 PROXY STATEMENT	11

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Patrick O’Leary Retired Executive Vice President, Finance, Treasurer and CFO of SPX Corporation Age: 60 Director since: 2015 Committees: • None

PROFESSIONAL HIGHLIGHTS

Patrick J. O’Leary, 60, retired in August 2012 from SPX Corporation, having served as Vice President, Finance, Treasurer and Chief Financial Officer from 1996, and later as Executive Vice President in 2004. During his more than 15 years with SPX, he was a principal architect of the Company’s transformation until his retirement. Prior to joining SPX, Mr. O’Leary served as Chief Financial Officer and a director of Carlisle Plastics, Inc., from 1994 to 1996. He began his career with Deloitte & Touche LLP, where he held various roles of increasing responsibility from 1978 to 1994, including Partner in the firm’s Boston office from 1988 to 1994. Mr. O’Leary currently serves as a director of PulteGroup, Inc. and Halyard Health Inc. He earned his bachelor’s degree in Accountancy and Law from the University of Southampton, England.

SKILLS AND QUALIFICATIONS

Mr. O’Leary contributes a deep understanding of SPX history and businesses to our Board. In addition, he brings broad financial strategy expertise, including strong financial acumen, and mergers and acquisition and governance experience. Mr. O’Leary also contributes leadership skills developed through his experience serving on various public company boards.

Dave Roberts Chairman of the Board and Retired Executive Chairman, President and CEO of Carlisle Companies, Inc. Age: 70 Director since: 2015 Committees: • Compensation (Chair) • Audit • Nom. & Gov.

PROFESSIONAL HIGHLIGHTS

David A. Roberts, 70, has served as Chairman of the Board of Carlisle Companies, Inc., a diversified manufacturing company, since 2017. He previously served as Carlisle’s Executive Chairman of the Board, in 2016; its Chairman and Chief Executive Officer, from 2014 to 2015; and its Chairman, President and Chief Executive Officer, from 2007 to 2014. Prior to joining Carlisle, Mr. Roberts served as Chairman, President and Chief Executive Officer of Graco, Inc., a fluid handling system provider, from 2001 to 2007. Prior to that, Mr. Roberts served as a Group Vice President of The Marmon Group, LLC, a diversified industrial holding company, from 1995 to 2001. He began his career serving in a variety of manufacturing, engineering, and general management positions with The Budd Company, Pitney Bowes, and FMC Corporation. Mr. Roberts is currently a director of Franklin Electric Co., Inc. and Horizon Global Corporation; and previously served as a director of Polypore International, Inc. prior to its 2015 merger transaction with Asahi Kasei Corporation. He earned his bachelor’s degree from Purdue University and his MBA from Indiana University.

SKILLS AND QUALIFICATIONS

Mr. Roberts brings extensive experience in senior management of multinational companies, including expertise in the industrial and manufacturing sectors, and mergers and acquisitions, to our Board. Mr. Roberts also contributes strong financial acumen and experience from his service on various public company boards.

12	2018 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Directors Continuing to Serve Until 2020 Annual Meeting

Rick Puckett Retired Executive Vice President, CFO Treasurer and Chief Administrative Officer of Snyder’s-Lance, Inc. Age: 64 Director since: 2015 Committees: • Audit (Chair) • Compensation • Nom. & Gov.

PROFESSIONAL HIGHLIGHTS

Ricky D. Puckett, 64, retired in December 2016 from Snyder’s-Lance, Inc., a snack foods manufacturer, where he had served as Executive Vice President, Chief Financial Officer and Treasurer since December 2010, adding the role of Chief Administrative Officer, with responsibility for Human Resources and Legal, in 2014. Mr. Puckett served as Executive Vice President, Chief Financial Officer and Treasurer of Lance, Inc., from 2006 until its merger with Snyder’s-Lance, Inc. in 2010. Prior to joining Lance, Inc., Mr. Puckett served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of United Natural Foods, Inc., a wholesale distributor of natural and organic products, from 2005 to 2006; and as Senior Vice President, Chief Financial Officer and Treasurer of United Natural Foods, Inc., from 2003 to 2005. Mr. Puckett is a director of, and serves as audit committee chair for, Whitehorse Finance, Inc. He has served on the board of the North Carolina Blumenthal Performing Arts Center and the Wake Forest Graduate School in Charlotte. He is a certified public accountant and received his bachelor’s degree in Accounting and his MBA from the University of Kentucky.

SKILLS AND QUALIFICATIONS

Mr. Puckett brings extensive accounting and financial experience, including financial strategy and governance to our Board. In addition, he offers a deep understanding of mergers and acquisitions; strategic planning and analysis; commodity risk management; strategic information technology; organizational development; human resources management; and investor relations.

Tana Utley Vice President of Large Power Systems Division at Caterpillar Inc. Age: 54 Director since: 2015 Committees: • Audit

PROFESSIONAL HIGHLIGHTS

Tana L. Utley, 54, has served as Vice President of the Large Power Systems Division at Caterpillar Inc., a manufacturer of construction and mining equipment, engines, turbines, and locomotives, since 2013. She joined the company in 1986 and has held a number of roles, including a variety of engineering and general management positions. Ms. Utley has served in key engineering and leadership roles in the development of near-zero-emissions engines, and she has held general management positions in Caterpillar’s components and engines businesses. She earned her bachelor’s degree in Mechanical Engineering from Bradley University and her M.S. in Management from the Massachusetts Institute of Technology.

SKILLS AND QUALIFICATIONS

Ms. Utley brings a wealth of knowledge in engineering, operations, and implementation of new programs to our Board. Ms. Utley also brings a depth of understanding of how to minimize the environmental impact of manufacturing companies.

2018 PROXY STATEMENT	13

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Director and Nominee Skills and Experience

Under the leadership of our Nominating and Governance Committee, our Board developed and maintains a director skills matrix that identifies expertise and experience that the Board believes contribute to an effective and well-functioning board and that the Board as a whole should possess.

The Nominating and Governance Committee and the Board use this matrix to identify areas for director training and as a tool to maintain a balanced and well-rounded board. In addition, the Nominating and Governance Committee considers these and other criteria when evaluating potential candidates for the Board. Together, this variety of skill sets, experiences, and personal backgrounds allows our directors to provide the diversity of thought that is critical to the Board’s decision-making and oversight process. For a better understanding of our Board qualifications and diversity, we encourage you to read “Director Nominees, Qualifications, and Diversity” beginning on page 2.

\Employee Engagement, Safety, and Talent Examples include culture, safety results, and workforce planning Strategic Portfolio Management Examples include experience with acquisitions, divestitures, integration, and strategic planning Operations and Continuous Improvement Examples include experience in operations, project management, and supply chain management Innovation and Technology Development Examples include research & development, new product introductions, and business transformation Growth and Value Creation Examples include sales, distribution, and channel management Financial Planning and Review Examples include financial and accounting experience CEO Experience Corporate Governance Executive Compensation Risk Management Ethics and Compliance Technology and Cybersecurity Industry Expertise (multi-industrial manufacturing) Lowe O’Leary Puckett Roberts Shaw Toth Utley ENTERPRISE PRIORITIES OTHER KEY EXPERIENCE Technical Expertise (e.g., direct hands-on experience and subject-matter expert during his/her career) Managerial Knowledge (e.g., experience derived through general managerial experience) Working Knowledge (e.g., exposure as a Board committee member at SPX or another company) No Knowledge (e.g., exposure comes from Board Committee report-outs only)

14	2018 PROXY STATEMENT

OWNERSHIP OF COMMON STOCK

Stock Ownership Guidelines

We maintain Stock Ownership Guidelines to emphasize the importance of substantive, long-term share ownership by our directors and officers to align their financial interests with those of our stockholders.

The guidelines are:

Position	Target Value
Non-Employee Directors	3x annual retainer
Chief Executive Officer	5x annual salary
Chief Operating Officer*	4x annual salary
Other Executive Officers	3x annual salary
Other Designated Executives	1x annual salary

* SPX does not currently have the COO position.

Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these Guidelines. Unexercised stock options and unvested performance-based equity awards are excluded. We ask non-employee directors and executives to attain the desired level of stock ownership within five years of appointment to a director or officer position.

Once a non-employee director or executive attains the desired level of share ownership, he or she will continue to be in compliance with these guidelines even if he or she later falls below the guideline, as long as he or she retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards and vested restricted stock unit grants until he or she again meets or exceeds the guidelines. “Net shares” means the shares remaining after disposition of shares necessary to pay the related tax liability and, if applicable, the stock option exercise price.

Each non-employee director and named executive officer was in compliance with these requirements as of March 20, 2018.

2018 PROXY STATEMENT	15

OWNERSHIP OF COMMON STOCK

Ownership of Common Stock

DIRECTORS AND EXECUTIVE OFFICERS

The following table includes information about how much of our common stock (our only outstanding class of equity securities) is beneficially owned by:

•	Each director and nominee for director;

•	Each executive officer in the Summary Compensation Table on page 32; and

•	All directors and executive officers as a group.

Unless otherwise noted, amounts and percentages are as of March 20, 2018.

	Number of Shares of Common Stock Beneficially Owned(1)	Right to Acquire Beneficial Ownership Under Options Exercisable/ Stock Units Distributable Within 60 Days(2)	Percent of Class
DIRECTORS AND DIRECTOR NOMINEES WHO ARE NOT NAMED EXECUTIVE OFFICERS
Patrick J. O’Leary	20,192	4,810	*
Ricky D. Puckett	20,192	4,810	*
David A. Roberts	20,192	4,810	*
Ruth G. Shaw	20,192	4,810	*
Robert B. Toth	4,491	4,491	*
Tana L. Utley	20,192	4,810	*
NAMED EXECUTIVE OFFICERS
Eugene J. Lowe, III(3)	267,170	197,856	*
Scott W. Sproule(3)	86,642	37,782	*
J. Randall Data(3)	48,750	31,097	*
John W. Nurkin(3)	59,118	25,184	*
John W. Swann, III(3)	54,822	25,588	*
All directors and executive officers as a group (13 persons)(3)	691,848	384,399	1.60%
*	Less than 1.0%

(1)	Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer, stock options that are exercisable or would become exercisable within 60 days, and other shares a director or officer would have the right to acquire within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors and officers as a group includes shares represented as held under the individual’s account under the SPX Corporation Retirement Savings and Stock Ownership Plan. The stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

(2)	Represents shares of our common stock issuable under options that are exercisable or become exercisable within 60 days of March 20, 2018 and RSUs that vest within 60 days of March 20, 2018. Such shares are included in the number of shares of common stock beneficially owned as presented in the preceding column on this table.

(3)	Includes shares beneficially owned through the SPX Corporation Retirement Savings and Stock Ownership Plan (“401(k) Plan”) for each of the following: Mr. Lowe, 3,269 shares; Mr. Sproule, 2,724 shares; Mr. Data, 1,861 shares; Mr. Nurkin, 3,517 shares; Mr. Swann, 2,275 shares; and all directors and executive officers as a group, 17,540 shares. Directors do not participate in our 401(k) Plan.

16	2018 PROXY STATEMENT

OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

The following table includes certain information about each person or entity known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of our common stock.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,334,444(2)	12.42%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,528,039(3)	10.54%
ACR Alpine Capital Research, LLC 8000 Maryland Avenue, Suite 700 St. Louis, MO 63105	2,529,964(4)	5.89%

(1)	Ownership percentages set forth in this column are based on the assumption that each of the principal shareowners continued to own, as of March 20, 2018, the number of shares reflected in the table.

(2)	Based on information provided in a Schedule 13G/A filed with the SEC on January 19, 2018, by BlackRock, Inc., and certain affiliated entities (“BlackRock”). BlackRock reports having sole voting power with respect to 5,252,974 of the shares and sole dispositive power with respect to all the shares. The Schedule 13G/A indicates that Blackrock Fund Advisors beneficially owns five percent or greater of our outstanding stock.

(3)	Based on information provided in a Schedule 13G/A filed with the SEC on February 12, 2018, by The Vanguard Group and certain affiliated entities (“Vanguard”). Vanguard reports having sole voting power with respect to 82,047 of the shares; shared voting power with respect to 17,232 of the shares; sole dispositive power with respect to 4,431,760 of the shares; and shared dispositive power with respect to 96,279 of the shares.

(4)	Based on information provided in a Schedule 13G/A filed with the SEC on February 13, 2018, by ACR Alpine Capital Research, LLC (“ACR”); Alpine Investment Management, LLC (“AIM”); Alpine Private Capital, LLC (“APC”); Alpine Partners Management, LLC (“APM”); MQR, L.P. (“MQRLP”); ACR Multi-Strategy Quality Return Fund (“MQRFUND”); and Nicholas V. Tompras (collectively, the “Alpine Entities”). The Alpine Entities report having sole voting and sole dispositive power with respect to none of the shares and shared voting and shared dispositive power as follows:

(a)	MQRLP, ACR, AIM, APM, and Mr. Tompras with respect to the 27,500 shares owned directly by MQRLP;

(b)	MQRFUND, ACR, AIM, and Mr. Tompras with respect to the 77,498 shares owned directly by MQRFUND;

(c)	ACR, AIM, APC, and Mr. Tompras with respect to the 402,857 shares owned directly by accounts separately managed by APC; and

(d)	ACR, AIM, and Mr. Tompras with respect to the 2,022,109 shares owned directly by accounts separately managed by ACR.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and beneficial owners of more than 10% of our outstanding common stock to file with the SEC reports of ownership and changes in ownership. SEC regulations require that directors, officers, and beneficial owners of more than 10% of our outstanding common stock furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3 and 4 (including amendments to such forms) furnished to us during 2017 and Forms 5 furnished with respect to 2017, no director, officer, or beneficial owner of more than 10% of our outstanding common stock failed to file on a timely basis during 2017 any reports required by Section 16(a), except a Form 4 reporting sales of common stock on March 10, 2017 by Michael A. Reilly, Corporate Controller and Chief Accounting Officer, was filed after the reporting deadline.

2018 PROXY STATEMENT	17

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation program and the factors considered in making compensation decisions for our named executive officers (“NEOs”).

Our NEOs for 2017 are listed in the table below:

Named Executive Officer	Title
Eugene J. Lowe, III	President and Chief Executive Officer
Scott W. Sproule	Vice President, Chief Financial Officer and Treasurer
J. Randall Data	President, South Africa and Global Operations
John W. Nurkin	Vice President, General Counsel and Secretary
John W. Swann, III	President, Weil-McLain, Marley Engineered Products and Radiodetection

EXECUTIVE SUMMARY

The past two and a half years have been transformative for SPX. In 2015, we completed the spin-off of the Flow business (the “Spin-Off”) into an independent, publicly-owned company called SPX FLOW, Inc. (“FLOW”). The Spin-Off became effective on September 26, 2015, at which time our executive officers and directors assumed their new roles. As a result, we believe that a focus on operations as the “new” SPX, is particularly relevant for evaluating our business performance and executive compensation.

When assessing our pay-for-performance outcomes, it is necessary to separate the pre-Spin-Off results from post-Spin-Off results. The Company’s business model, strategy, managed assets, executive officer team, and membership of the Compensation Committee (the “Committee”) of our Board were materially different compared with periods prior to the Spin-Off.

Summary of Key Business Accomplishments

Over the past year, our overall solid execution has placed us in our strongest financial condition since the Spin-Off. We achieved several key milestones on our value creation roadmap, positioning our Company for further success and investments in organic and inorganic growth, which included the following accomplishments:

•	Our full-year results were at the upper end of our 2017 guidance range, including Core operating income* growth of approximately 24%;†

•	Our Core free cash flow* exceeded our expectations and targets, achieving 118%† conversion of adjusted net income from continuing operations;*

•	We increased segment income in our Detection and Measurement and Engineered Solutions (Core)* segments by approximately 40% each;

•	We delivered significant progress on our strategy to reposition our Process Cooling business, within the Engineered Solutions segment, towards higher margin components and aftermarket sales; and while this strategy came with an expected lower revenue profile, margin results exceeded expectations driving a 230 basis point increase in 2017 over 2016;

•	We continued to manage our obligations on the projects in South Africa, our anticipated timeline for substantial completion is the end of next year (2019), and we reduced our estimate of future cash usage associated with the South African projects; and

•	We appreciably increased earnings per share (“EPS”):

	2016	2017
GAAP EPS	$0.30	$1.91
Adjusted EPS*	$1.47	$1.78

18	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

Three-Year Total Stockholder Return

Due to the significant difference between pre-Spin-Off SPX and SPX after the Spin-Off of FLOW, we do not believe a three-year total stockholder return (“TSR”) is relevant. Therefore, we are presenting the total stockholder return from the point of the Spin-Off in September 2015.

TSR from Spin-Off through December 31, 2017

From Spin-Off, on September 26, 2015, through the end of 2017, the SPX total stockholder return of 163.8% was 1.8 times greater than that of our peer group (as defined in page 24) and 3.9 times greater than the S&P 500.

2017 Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual incentives, and long-term incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on stockholder value creation. Based on our performance, and consistent with the design of our program, the Committee made the following executive compensation decisions for 2017:

•	Base Salary. Annual salary increases ranged from 3% to 7%. These adjustments were a continuation of the effort to bring our NEOs’ base salaries to the market median, commensurate with performance, over a three-year period. These adjustments were also reflective of the exceptional contributions made by our NEOs in connection with executing on key initiatives and the Company’s strategic priorities. For details, please see page 24 of this CD&A.

•	Annual Incentive. Based on our performance results, awards under our Executive Bonus Program were paid at 187.5% of target. This payout applied to all our NEOs, with the exception of Mr. Swann, whose payout was 93.0% based on both business unit and corporate results. For details, please see page 25 of this CD&A.

•	Long-Term Incentives. All of our NEOs received equity and equity-based awards in 2017. Target award amounts and the mix of vehicles used are described beginning on page 26 of this CD&A.

* Non-GAAP financial measure. Reconciliations of amounts presented as non-GAAP financial measures with the amounts of the most comparable measures calculated and presented in accordance with GAAP, and other important information regarding non-GAAP financial measures, are presented in the appendix of this Proxy Statement.

† Exclusive of annual incentive adjustments.

2018 PROXY STATEMENT	19

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PROGRAM

Reflecting the Voice of Our Stockholders

                                  We carefully consider the results of our stockholder Say-on-Pay vote from the previous year. At our

                              2017 Annual Meeting, approximately 96% of votes cast approved our executive compensation. We interpreted this result, which exceeded the approximately 90% favorable vote we received in 2016, as a strong endorsement of our compensation program’s design and direction. We continue to actively seek and highly value the perspectives of our investors. During the year, we reached out to stockholders owning approximately 75% of our common stock. We have taken and will continue to take stockholder feedback into consideration as we evolve our compensation program. Most importantly, we are committed to ensuring that our ongoing program is designed in the best interests of both our stockholders and executives.

Summary of Compensation Program

•	Sets base salaries that are commensurate with peers, targeting market median for established performers;

•	Emphasizes variable compensation programs, with greater than 80% of CEO pay at risk and 65% at risk for other NEOs;

•	Provides that a majority of long-term incentives to NEOs are performance based;

•	Correlates between annual incentive payouts and stockholder returns, with 2017 targets that were aligned to external commitments on profitability, cash flow, and revenue;
•	Grants equity awards with double-trigger termination payments upon a change in control;

•	Includes a relative “total stockholder return” component of long-term incentives to align with stockholder value;

•	Freezes historic defined benefit pension plans, with no NEO participants;

•	Eliminates historic perquisites, such as retiree medical benefits; and

•	Prohibits NEO hedging or pledging of our common stock.

Our Compensation Principles

Our executive compensation program is centered around the following principles:

Alignment with Stockholders’ Interests

Executive officers’ interests should be more directly aligned with those of stockholders when compensation emphasizes an appropriate balance of both short- and long-term financial performance and is directly affected by our stock price. Requiring executive officers to hold a meaningful amount of equity supports alignment to stockholder interests.

Link to Business Priorities and Performance	A significant portion of total compensation should be variable and subject to the attainment of certain specific and measurable performance goals and objectives.
Competitiveness	Target total compensation should be competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for leadership and market talent.
Governance

Maintaining best-practice executive compensation governance standards is critical to the decision-making process and the ability to manage risk.
Doing so is in the best interests of our stockholders and executives.

20	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

Components of Total Direct Compensation

For 2017, we continued to focus on ensuring alignment of pay practices with stockholder interests and driving a pay-for-performance culture.

Design and philosophical characteristics of the SPX compensation program include:

•	Base Salary. Annual salary for our NEOs is targeted at the market median of peer companies and is commensurate with performance, contributions, and overall experience.

•	Annual Incentive. Performance metrics focus on operating profitability, cash generation, and revenue expectations, with financial targets directly tied to the achievement of goals related to operating income, cash flow, and revenue.

•	Long-Term Incentives. Long-term incentive (“LTI”) awards align compensation and long-term performance. Mix of vehicles include:

•	Stock Options (“Options”) that vest ratably over a three-year period;

•	Performance Stock Units (“PSUs”) tied to relative Total Stockholder Return (“r-TSR”) and the S&P 600 Capital Goods Index over a three-year performance measurement period, with a potential payout range of 0% to 150% of target, and cannot exceed target if our TSR is negative;

•	Cash Performance Units (“CPUs”) tied to cumulative segment income over a three-year performance measurement period that is aligned with external commitments, and with a potential payout range of 0% to 150% of target; and

•	Restricted Stock Units (“RSUs”) that vest ratably over a three-year period.

Mix of Compensation Elements

The following charts show that for 2017 the mix of compensation elements targeted for our NEOs was heavily weighted toward variable compensation. The mix of LTI is based on the allocation value used in determining the number of units or options, as applicable, for each award.

2018 PROXY STATEMENT	21

EXECUTIVE COMPENSATION

Our CEO’s Pay-for-Performance Alignment

Because 2016 and 2017 were our first two full years, post-Spin-Off, as a materially different company, a three-year TSR does not provide a meaningful comparison to our peer group. The following chart shows our CEO’s compensation relative to our TSR and compared with our peers, demonstrating how our executive compensation program aligns with performance. This chart is based on our two-year TSR; the average of our CEO’s total compensation for 2016 and 2017 by percentile; and the average total compensation for CEOs at our peer companies, from their most recent two proxy statement filings.

*	Peer company compensation based on 2015 and 2016 target compensation data from each company’s two most recent proxy statement filings.

While our CEO’s relative pay rank falls below the median of our peer companies for 2017, our philosophy is to align executive compensation with that of our peers and provide variable incentive compensation that rewards executives at higher levels when superior performance is achieved.

22	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

HOW DECISIONS FOR OUR NAMED EXECUTIVE OFFICERS WERE MADE

Executive Compensation Practices

What We Do
✓	Heavy emphasis on variable compensation
✓	Majority of long-term incentive awards are performance based
✓	Stock ownership guidelines
✓	Clawback provisions
✓	Use of independent compensation consultant
✓	Regular risk assessments
✓	“Double-trigger” termination payments upon a change in control
✓	Regular risk assessments
✓	Annual reviews of share utilization
✓	Stockholder outreach
✓	Regular market assessments against our peer group

What We Do Not Do
✗	No multi-year guarantees of salary increases
✗	No tax gross-ups on termination payments following a change in control
✗	No hedging of Company stock
✗	No pledging of Company stock
✗	No significant perquisites or defined benefit pension plans
✗	No “single-trigger” termination payments upon a change in control
✗	No repricing or backdating stock options without stockholder approval
✗	No cash buyout of underwater stock options without stockholder approval

The Role of the Compensation Committee

The Committee is responsible for overseeing the design and administration of the executive compensation program so that the program is consistent with our compensation philosophy. The Committee reviews compensation levels for all of our executive officers, including our NEOs. The Committee also makes all final compensation decisions regarding our NEOs and officers, except for the CEO, whose compensation is reviewed and approved by the full Board, excluding Mr. Lowe, based upon recommendations of the Committee.

The Committee also works very closely with its independent compensation consultant and with management to examine the effectiveness of the Company’s executive compensation program. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Board Committees.”

The Role of Management

Certain members of our senior management team help prepare for and attend meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. However, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from the CEO regarding the compensation of our other officers, including the other NEOs. The CEO does not participate in the deliberations of the Committee and Board regarding his own compensation.

The Role of the Independent Compensation Consultant

The Committee engages an independent compensation consultant to provide expertise on competitive pay practices and compensation program design and an objective assessment of any inherent risks of any compensation programs. Pursuant to the authority granted to it under its charter, the Committee has retained Pearl Meyer as its independent consultant. Pearl Meyer reports directly to the Committee and does not provide additional services to management. The Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules, NYSE listing standards, and the requirements of the Compensation Committee charter, and has determined that work performed by Pearl Meyer does not create a conflict of interest.

2018 PROXY STATEMENT	23

EXECUTIVE COMPENSATION

The Role of the Peer Group

Our executive compensation program takes into account the compensation practices of companies with which we compete or could compete for executive talent. In its 2017 review, the Committee added four companies (Barnes Group Inc., Harsco Corporation, Nordson Corporation, and TriMas Corporation) to and removed two companies (Joy Global, Inc. and Powell Industries, Inc.) from our peer group. The Committee removed Joy Global, Inc. due to its acquisition by Komatsu America Corp., noting data will no longer be available, and Powell Industries, Inc. due to its revenues falling below the peer selection size criteria. The Committee believes these changes provide a more relevant comparison based on the similarity of these companies to SPX in size and operational complexity.

For purposes of setting 2017 executive compensation, the Committee used the following peer companies (“peer group”):

SPX Peer Companies
Actuant Corporation	EnPro Industries, Inc.
Altra Industrial Motion Corp.	Graco Inc.
Babcock & Wilcox Enterprise, Inc.	Harsco Corporation
Barnes Group Inc.	IDEX Corp.
Chart Industries, Inc.	Nordson Corporation
CIRCOR International, Inc.	Regal Beloit Corporation
Crane Co.	Rexnord Corporation
Colfax Corp.	SPX FLOW, Inc.
Curtiss-Wright Corporation	TriMas Corporation

Our peer companies were drawn from a pool of potential companies identified by our management either as key competitors for senior talent or as having businesses or serving end markets similar to our Company. These companies were further reviewed for appropriateness as peers by Pearl Meyer prior to Committee approval. The primary factors used to generate the group were as follows:

•	A business mix similar to that of SPX;

•	Similar end markets;

•	Competitors for executive talent;

•	Market capitalization; and

•	Revenue of 0.4 to 2.5 times SPX’s revenue.

SPX’s annual revenues for 2017 rank slightly below the median peer company.

The Committee reviews the peer group regularly to assure alignment and adds or removes companies as peers as it deems appropriate and necessary to maintain competitive and balanced alignment. The Committee uses the peer group data to assist in compensation decisions around base salary, short-term incentives, and long-term incentives, as well as in benchmarking other executive compensation matters.

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salary levels are reviewed annually. When making adjustments, the Committee considers the Company’s overall performance; the NEO’s individual performance, experience, career potential, and tenure with the Company; and competitive market practices. The Committee approved increases in base salary, effective March 20, 2017, as reflected in the table below, to continue to improve the competitive market position of our NEO’s base salaries relative to our peer group.

Named Executive Officer	Base Salary (From 3/21/2016)	Base Salary (From 3/20/2017)	% Adjustment
Eugene J. Lowe, III	$786,625	$825,956	5.0%
Scott W. Sproule	$416,150	$445,281	7.0%
J. Randall Data	$408,000	$430,440	5.5%
John W. Nurkin	$334,950	$355,047	6.0%
John W. Swann, III	$406,000	$418,180	3.0%

24	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

Annual Incentive

Executive Bonus Program

Our Executive Bonus Program pays annual bonuses ranging from 0% to 200% of target by reference to three key metrics: Core operating income,* Core cash flow,* and Core revenue.*

The Committee selected these metrics to be transparent and to provide clarity and consistency in calculating bonuses. In setting short-term incentive goals, SPX management and the Committee utilized a number of data points to focus targets on driving the Company’s strategic priorities, including setting goals that align executive pay with stockholder return. Further, the use of Core* results is intended to incentivize the executives to focus on the performance of our go forward businesses, which exclude the South African projects.

2017 targets were set to drive double-digit growth in profitability and to deliver Core free cash flow* at 100% conversion of adjusted net income from continuing operations.* Core revenue* targets were established in-line with our externally communicated strategy.

In our Process Cooling business, within the Engineered Solutions segment, we are successfully executing on our strategy to improve the revenue mix of the business on more profitable services and components. The implementation of this strategy has reduced Engineered Solutions (Core) segment revenues* by 8%,† but significantly increased profitability. In 2017, Engineered Solutions (Core)* operating profits* increased 42%† compared to the prior year.

When setting these targets for 2017, SPX management and the Committee considered this lower revenue, higher margin profile in our Process Cooling business, within the Engineered Solutions segment.

The table below shows the 2017 threshold, target, and maximum goals for each of the relevant metrics under our Executive Bonus Program, as well as the actual performance results.

	Level of Performance ($ Millions)				Payout %
Performance Metric and Weighting	Threshold ($)	Target ($)	Maximum ($)	Actual ($)
Core Operating Income* (50%)	$102.7	$115.5	$135.0	$130.4	176.3%
Core Free Cash Flow* (30%)	$62.0	$69.2	$76.4	$78.9	200.0%
Core Revenue* (20%)	$1,250.0	$1,300.0	$1,400.0	$1,396.7	196.7%
Total Corporate Results					187.5%

For 2017, Core operating income* of $130.4M resulted in a 176.3% payout, with a weighting of 50%. Core free cash flow* of $78.9M resulted in a 200% payout, with a weighting of 30%. Core revenue* of $1,396.7M resulted in a 196.7% payout, with a weighting of 20%. The cumulative payout for 2017 results was 187.5% of target for those NEOs with 100% of their bonus tied to corporate metrics.

Mr. Lowe, Mr. Sproule, Mr. Data, and Mr. Nurkin had bonus payouts based on corporate results, generating an overall payout of 187.5%. Mr. Swann had a target incentive that includes both business unit and corporate results: 75% of his incentive is based on his role as President, Weil-McLain, Marley Engineered Products, and Radiodetection, and 25% is based on corporate metrics. For 2017, business unit performance achievement metric was 61.5%, generating an overall payout of 93.0% for Mr. Swann.

* Non-GAAP financial measure. Reconciliations of amounts presented as non-GAAP financial measures with the amounts of the most comparable measures calculated and presented in accordance with GAAP, and other important information regarding non-GAAP financial measures, are presented in the appendix of this Proxy Statement.

† Exclusive of annual incentive adjustments.

2018 PROXY STATEMENT	25

EXECUTIVE COMPENSATION

Executive Bonus Results for 2017

The table below shows the total annual bonuses earned by our NEOs for 2017.

Named Executive Officer	Base Salary as of 12/31/2017	Target Payout (as a % of Base Salary)	Bonus Achieved (% of Target Payout)	Total Bonus
Eugene J. Lowe, III	$825,956	100%	187.5%	$1,548,723
Scott W. Sproule	$445,281	70%	187.5%	$584,452
J. Randall Data	$430,440	65%	187.5%	$524,618
John W. Nurkin	$355,047	60%	187.5%	$399,442
John W. Swann, III	$418,180	60%	93.0%	$233,344

SPX Corporation Executive Annual Bonus Plan

Annual bonuses to NEOs are paid under the 162(m) Plan (as defined in “Tax Matters” on page 29). Under the 162(m) Plan, the threshold for at least one metric must be met in order for any bonus to be paid. For 2017, at least one performance metric applicable to the NEOs under the 162(m) Plan was met, and therefore the maximum payment amount permitted under the 162(m) Plan was achieved. However, after reviewing overall Company results for 2017, the Committee exercised its negative discretion and reduced the payout under the 162(m) Plan from 200% to to 187.5%. This payout applied to all our NEOs, with the exception of Mr. Swann, whose payout was 93.0% based on both business unit and corporate results. The preceding percentages were determined by reference to metrics under the Executive Bonus Program—for a more detailed description of annual bonus payment determinations, see “Executive Bonus Program” on page 25.

Long Term Incentives

Long-term incentives are an integral part of our executive compensation program. They are designed to align the financial interests of our NEOs with those of our stockholders through performance-based compensation that correlates with the creation of long-term stockholder value. Our long-term incentive awards also support our executive retention strategy.

For 2017, the Committee approved the following mix of long-term incentive awards, which awards were granted in March 2017 under our stockholder approved plans:

•	Stock Options (“Options”) that vest ratably over a three-year period;

•	Performance Stock Units (“PSUs”) tied to relative Total Stockholder Return (“r-TSR”) and a peer group within the S&P 600 Capital Goods Index over a three-year performance measurement period, with potential payout range of 0% to 150% of target, and cannot exceed target if our TSR is negative;

•	Cash Performance Units (“CPUs”) tied to cumulative segment income over a three-year performance measurement period that is aligned with external commitments, and with potential payout range of 0% to 150% of target; and

•	Restricted Stock Units (“RSUs”) that vest ratably over a three-year period.

Our NEOs received the following long-term incentive award opportunities in 2017:

	Target LTI Value	Units
Named Executive Officer		Options	PSUs	CPUs	RSUs
Eugene J. Lowe, III	$2,900,000	82,405	28,611	725,000	28,611
Scott W. Sproule	$700,000	19,891	6,907	175,000	6,907
J. Randall Data	$650,000	18,471	6,413	162,500	6,413
John W. Nurkin	$475,000	13,498	4,687	118,750	4,687
John W. Swann, III	$465,000	13,214	4,588	116,250	4,588

The allocation of Options were based on the SPX Black-Scholes valuation; RSUs and PSUs were based on the average closing fair market value of SPX stock for the 15 trading days immediately preceding the date of grant; and CPUs were valued at $1.00 per unit, with assumed payment at the 100% target amount.

26	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

Stock Options

In 2017, awards of Options were granted to eligible participants, including each of the NEOs. The Committee approved the 2017 Option grants to the NEOs in March 2017. The 2017 Options grant agreement provides for time-based ratable vesting (of 33  1⁄3 percent per year) over a three-year period (generally subject to continued employment during the period) with a maximum term of ten years. The Committee approves all grants of Options to be issued by the Company pursuant to approved equity grant guidelines.

Performance Stock Units

The 2017 awards of PSUs provide eligible participants, including each of the NEOs, the opportunity to receive shares of common stock based on pre-established financial performance targets over a specified three-year period (and generally subject to continued employment during the performance period). The performance criteria for the PSUs are based on the r-TSR of SPX as compared to the results of a peer group within the S&P 600 Capital Goods Index. At grant date, this peer group was comprised of 56 companies that compete in similar markets. Payouts under the program are made in shares of our common stock and range from 0% to 150% based on our TSR achievement versus the peer group. Payout cannot exceed target if our TSR return is negative.

Cash Performance Units

As part of the 2017 long-term incentive program, participants, including each of the NEOs, have the opportunity to receive cash incentive payments based on SPX’s performance over a specified three-year period in the form of CPUs (and generally subject to continued employment during the performance period). CPU payments are based on SPX’s actual performance over the three-year performance cycle beginning with the fiscal year in which the CPU is granted. In March 2017, the Committee granted three-year CPUs with a performance period ending December 31, 2019. Payouts under the program range from 0% to 150% based on achievement of cumulative segment income targets, and each unit has a par value of $1.00.

Restricted Stock Units

As part of the 2017 long-term incentive program, participants, including each of the NEOs, received RSUs. The Committee approved the 2017 RSU grants to the NEOs in March 2017. The 2017 RSU grant agreement provides for time-based ratable vesting (of 33  1⁄3 percent per year) over a three-year period (generally subject to continued employment during the period). The Committee approves all grants of RSUs to be issued by the Company pursuant to approved equity grant guidelines.

Outstanding equity awards are more fully described in the “Outstanding Equity Awards at Fiscal Year-End” table in “Executive Compensation,” beginning on page 35.

Equity Conversion for Pre Spin-Off Grants

Equity granted prior to the Spin-Off was converted to post-Spin-Off SPX equity based on a conversion factor. Prior to the Spin-Off, the three-day simple average was used in comparison to the post-Spin-Off six-day simple average to determine the share ratio of 4.0589 and the price ratio of 0.25.

Individuals holding pre-Spin-Off unvested shares who continued their employment with SPX after the Spin-Off received 4.0589 unvested shares for each share of pre-Spin-Off SPX unvested equity. However, the value of the post-Spin-Off shares was 25% of the value of the pre-Spin-Off shares. With regard to vested shares of Company stock, employees were treated the same as other stockholders and each received one share of FLOW and one share of post-Spin-Off SPX stock (SPXC) for each share of pre-Spin-Off SPX stock (SPW) owned as of the Spin-Off transaction record date.

For example, pre-Spin-Off, Mr. Lowe was granted 3,554 RSUs in January 2015. At Spin-Off, using the average three-day share price of $49.60, the fair market value of this award was $176,278 (3,554 RSUs x $49.60). Application of the share conversion factor of 4.0589 resulted in the number of shares converted to post-Spin-Off shares of SPX totaling 14,425 (3,554 RSUs x 4.0589). Based on the average six-day share price of post-Spin-Off SPX stock of $12.22, the converted fair market value of this grant was virtually the same post-Spin-Off as it was pre-Spin-Off at $176,274 (14,425 RSUs x $12.22).

The increase in the number of shares to participants is offset by the reduction in the underlying value of the equity.

2018 PROXY STATEMENT	27

EXECUTIVE COMPENSATION

OTHER PRACTICES, POLICIES, AND GUIDELINES

Policy on Hedging

No SPX director or employee may trade in derivative securities relating to SPX securities, such as put and call options or forward transactions.

Policy on Pledging

No SPX director or officer may pledge SPX securities.

Stock Ownership Guidelines

Our Stock Ownership Guidelines are designed to help ensure our officers’ interests are closely aligned with those of our long-term stockholders. Additional detail can be found in “Ownership of Common Stock” on page 15.

Impact on Compensation from Misconduct–Clawbacks

If the Board were to determine that a NEO had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but may include termination of employment and/or other appropriate actions.

We retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required by the Sarbanes-Oxley Act of 2002. The 162(m) Plan (defined in “Tax Matters” on page 29) provides for repayment or forfeiture of awards under specified circumstances if the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any awards earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that failed to materially comply with a financial reporting requirement must be paid back to the Company. To the extent that the affected award was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the executive officer, the deferred amount (and any earnings from it) must be forfeited. Beginning in 2013, our equity award agreements have provided that awards are subject to any compensation recovery policy adopted by the Company, as amended from time to time.

Other Benefits and Perquisites

We provide perquisites to attract and retain executives in a competitive marketplace, and we believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies. For a full listing of benefits and perquisites, see the “Summary Compensation Table” and accompanying footnotes beginning on page 32. We do not provide tax gross-up payments for perquisites.

Our CEO may utilize our aircraft for personal travel for himself and his family. Other executive officers may be permitted personal use of our aircraft for themselves and their families if approved by our CEO. We report the value of any personal use of our corporate aircraft by NEOs as ordinary taxable income and as compensation in the “Summary Compensation Table” on page 32.

Retirement and Deferred Compensation Plans

None of our NEOs participate in an SPX defined benefit pension plan.

Our executives, along with the majority of our U.S.-based employee population, are eligible to receive matching contributions into the SPX Corporation Retirement Savings and Stock Ownership Plan (the “401(k) Plan”), a tax-qualified retirement savings plan. Matching contributions are immediately vested and are invested initially in the SPX Common Stock Fund in the form of units. This fund under the 401(k) Plan is primarily invested in SPX common stock, with a small portion of the fund in cash, for purposes of administrative convenience.

Executive officers and other senior-level management employees are also eligible to participate in the SPX Corporation Supplemental Retirement Savings Plan (the “SRSP”), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses.

For more information regarding these plans, see the “Nonqualified Deferred Compensation” table and accompanying narrative and footnotes, beginning on page 37.

28	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

Termination and Change-in-Control Provisions

As described below, all our NEOs, except our CEO, have entered into the current form of our change-in-control agreement as filed with the SEC.

On September 28, 2015, the Committee recommended, and the Board approved, an employment agreement and a change-in-control agreement for Mr. Lowe, President and Chief Executive Officer, and severance benefit agreements and change-in-control agreements for all other executive officers. The Committee reviews these agreements annually considering stakeholder interests and market competitiveness and will address adjustments as it deems appropriate.

Our severance arrangements are designed to protect stockholder interests by stabilizing management during periods of uncertainty. Executives often assign significant value to severance agreements because these agreements provide compensation for lost professional opportunities in the event of a negative qualifying event following a change-in-control.

Severance agreements can also be a powerful tool to discourage entrenchment of management, in that these agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance. Accordingly, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements. As described above, all our NEOs, except our CEO, have entered into the most current form of our severance benefit agreement as filed with the SEC.

We utilize a double-trigger in the event of a change-in-control. If the executive officer experiences a qualifying negative employment action following a change-in-control, then the executive officer becomes immediately vested in all previously-granted unvested SPX equity, including shares subject to performance vesting, at the target level. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change-in-control.

Severance and change-in-control terms are further discussed and quantified in “Potential Payments Upon Termination or Change-in-Control,” beginning on page 38.

Tax Matters

We seek to structure executive compensation in a tax-efficient manner and review compensation plans in light of applicable tax provisions, including the performance-based exception under Section 162(m) of the Internal Revenue Code. To maintain flexibility in structuring executive compensation to achieve its goals consistent with its compensation philosophy, the Committee has not adopted a policy requiring all compensation to be tax deductible. We generally structure our executive officer annual bonuses to be tax deductible, and therefore for 2017 a separate plan, the SPX Corporation Executive Annual Bonus Plan (the “162(m) Plan”), approved by our stockholders at our 2016 Annual Meeting, determined whether each executive officer qualified for the payment of bonuses described above and set a cap on the amount of bonus that may be awarded and treated as tax deductible.

The Committee set the amounts payable under the 162(m) Plan (subject to the maximum amount permitted under the 162(m) Plan and applicable performance metrics being met). While the Committee was authorized to exercise its discretion to reduce any bonus payable under the 162(m) Plan, the Committee did not have discretion to increase the bonus payable under the 162(m) Plan.

The performance-based exception under Section 162(m) was repealed in the tax reform legislation signed into law on December 22, 2017. As a result, it is uncertain whether compensation that the Committee intended to structure as performance-based compensation under Section 162(m), including long-term incentive performance awards, will be deductible to the extent that compensation to a covered employee in any year exceeds the limit on deductibility under Section 162(m). While the Committee considers the deductibility of awards as a factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for income tax purposes.

2018 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

Notes

The discussion of performance targets in this CD&A is exclusively in the context of executive compensation and should not be used for any other purpose or regarded as an indication of management’s expectations of future results.

References to “bonus” or “bonuses” in this CD&A and the compensation tables are to our annual performance-based payments reflected as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” on page 32 and “Estimated Future Payouts under Non-Equity Incentive Plan Awards” in the “Grants of Plan Based Awards” table on page 34.

Risk Analysis

Management regularly monitors and reviews our compensation program and the related risks and reports its findings to the Committee.

We do not believe our compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on our Company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•	The variable portions of compensation (cash incentive and equity awards) are designed to reward both annual performance and longer-term performance. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our Company’s long-term best interests.

•	For business unit level executives, a significant percentage of their compensation is based on the performance of our Company as a whole. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating business unit to the detriment of our Company as a whole.

•	Our executive officers are subject to stock ownership guidelines that we believe incentivize our executives to consider the long-term interests of our Company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price.

•	The Committee exercises risk oversight of our executive compensation program.

•	A qualitative risk assessment concluded that our plans do not have an unreasonable ratio between fixed and variable compensation. The annual bonus plans are capped at specified maximum percentages, which limits incentives to undertake excessive risk.

•	The executive and management annual bonus plans also have clawback provisions relating to any fraud, manipulation, or negligence in connection with computation of performance measures or payments under the plans.

•	Incentive plans are primarily determined by a formula tied directly to Company performance.

•	Sales incentive plans are regularly reviewed.

•	In addition to the structure of our plans, we mitigate any risk that may be generated by compensation plans through management oversight, compliance training and enforcement, and periodic reviews.

No single SPX business unit carries a significant portion of the Company’s risk profile, or has compensation structured in a significantly different manner than other business units within the Company, regardless of relative business unit profitability or compensation expense as a percentage of revenues.

Management does not believe that any of the design features pose a significant concern. Based upon this analysis, we determined that the compensation programs do not present a material risk.

30	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the SPX Board of Directors consists of four directors. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. Additionally, each member of the Committee is an “outside director” within the meaning of grandfathered provisions of Section 162(m) of the Internal Revenue Code. The Committee reviews SPX’s “Compensation Discussion and Analysis” on behalf of the Board.

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management, and based on the review and discussions, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and SPX’s Annual Report on Form 10-K for the year ended December 31, 2017.

Compensation Committee,

David A. Roberts, Chairman

Ricky D. Puckett

Ruth G. Shaw

Robert B. Toth

2018 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

Compensation Tables

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our named executive officers during 2017. The “named executive officers” or “NEOs” are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Eugene J. Lowe, III President and Chief Executive Officer	2017	$817,551	$—	$1,654,860	$791,088	$1,548,723	$—	$79,241	$4,891,463
	2016	$784,084	$—	$1,844,703	$768,237	$654,472	$—	$53,494	$4,104,990
	2015	$511,692	$—	$1,742,982	$1,555,156	$513,246	$—	$48,047	$4,371,123
Scott W. Sproule Vice President, Chief Financial Officer and Treasurer	2017	$439,055	$—	$399,501	$190,954	$584,452	$—	$46,892	$1,660,854
	2016	$414,806	$—	$461,176	$192,056	$242,366	$—	$49,623	$1,360,027
	2015	$358,861	$—	$1,007,677	$312,495	$192,633	$—	$29,281	$1,900,947
J. Randall Data President, South Africa and Global Operations	2017	$425,645	$—	$370,928	$177,322	$524,618	$—	$33,566	$1,532,079
	2016	$406,251	$—	$368,941	$153,644	$203,674	$—	$32,532	$1,165,042

John W. Nurkin Vice President, General Counsel and Secretary	2017	$350,752	$—	$271,096	$129,581	$399,442	$—	$32,558	$1,183,429
	2016	$333,868	$—	$306,197	$127,525	$167,207	$—	$18,862	$953,659
	2015	$296,827	$—	$731,711	$207,499	$137,322	$—	$22,896	$1,396,255
John W. Swann, III President, Weil-McLain, Marley Engineered Products and Radiodetection	2017	$415,577	$—	$265,370	$126,854	$233,344	$—	$36,919	$1,078,064
	2016	$404,689	$—	$313,600	$130,599	$50,669	$—	$35,110	$934,667
	2015	$357,768	$—	$694,548	$249,999	$140,953	$—	$28,753	$1,472,021

(1)	NEOs are eligible to defer up to 50% of their salaries into the SPX Corporation Retirement Savings and Stock Ownership Plan, a tax-qualified retirement savings plan (the “401(k) Plan”); and the SPX Corporation Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the “SRSP”). In 2017, the following NEOs deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Eugene J. Lowe, III	$12,102	$39,936
Scott W. Sproule	$9,603	$43,024
J. Randall Data	$5,492	$20,808
John W. Nurkin	$5,153	$19,809
John W. Swann, III	$11,712	$29,405

(2)	Stock Award grants are generally subject to performance or time-vesting conditions. The amounts reported in the above table were calculated in accordance with FASB Accounting Standard Codification Topic 718 (“Topic 718”) to reflect their grant date fair value given vesting requirements. See note 14 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017, for additional information regarding the calculation of these numbers. See the “Grants of Plan-Based Awards” table, on page 34, for more information on these grants.

(3)	Option Awards reflect the fair-value at time of grant in accordance with Topic 718 to reflect their grant date fair value given vesting requirements. See note 14 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017, for additional information regarding the calculation of these numbers. See the “Grants of Plan-Based Awards” table, on page 34, for more information on these grants.

(4)	In 2018, the year in which they received the 2017 bonus payout, the following NEOs deferred the following portions of their bonuses into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Eugene J. Lowe, III	$5,793	$85,954
Scott W. Sproule	$8,224	$—
J. Randall Data	$12,706	$—
John W. Nurkin	$13,038	$15,418
John W. Swann, III	$6,437	$5,815

32	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

(5)	All Other Compensation for 2017 for NEOs is outlined in the table below:

All Other Compensation	Eugene J. Lowe, III	Scott W. Sproule	J. Randall Data	John W. Nurkin	John W. Swann, III
Financial Planning	$750	$4,430	$—	$475	$8,629
Executive Physical	$713	$—	$1,172	$—	$—
Matching Gift(a)	$2,500	$10,000	$—	$4,180	$—
Business Use of Aircraft/Guest Travel(b)	$—	$—	$—	$—	$2,517
Group Term Life (>$50,000)	$1,710	$1,035	$1,554	$2,022	$2,471
401(k) Plan Match	$13,500	$13,500	$13,500	$13,500	$13,500
SRSP Match	$60,068	$17,927	$17,340	$12,381	$9,802
Total	$79,241	$46,892	$33,566	$32,558	$36,919

(a)	We will make matching donations for charitable contributions made by employees up to a total of $5,000 per annum. We will make matching donations for executive officers up to a total of $10,000. Amounts represented are the matching contributions for 2017.

(b)	Represents guest travel accompanying executive officer on business travel. The value shown reflects SIFL rates, tax, and terminal charges grossed up for taxes plus incremental costs (e.g., food and beverage).

CEO Employment Agreement

The above benefits for Mr. Lowe are provided pursuant to the terms of his employment agreement. His employment agreement provides for annual base salary levels, annual incentive compensation opportunity, severance entitlements, and allowance amounts for annual income tax return preparation and financial planning. The initial term of Mr. Lowe’s employment agreement expired on December 31, 2017, and the agreement automatically renews in additional subsequent one year-long terms unless at least 180 days prior to the expiration of any subsequent extended term one of the parties provides the other party with a written notice of non-renewal.

See “Compensation Discussion and Analysis,” beginning on page 18, for further discussion and explanation of each element of compensation.

CEO Pay Ratio

For 2017, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $56,123 and the annual total compensation of our CEO was $4,891,463. Based on this information, for 2017 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 87 to 1.

To identify the median employee, we conducted a full analysis of our total employee population as of December 31, 2017, without the use of statistical sampling. We determined our median employee using “total compensation” paid during the full year 2017. Total compensation consisted of gross wages to include base wages, overtime, shift differential, incentives, paid time off, and perquisites, as applicable. We did not annualize gross wages for employees who were not employed for the full year in 2017. For those employees located outside of the US, currencies were converted to US Dollars using the posted Bloomberg market rates as of December 27, 2017. We have an even number of employees when not including the CEO, therefore there are two employees for whom the number of employees with greater “total compensation” equals the number of employees with less “total compensation.” From those two employees, we selected as the median employee the one with lower “total compensation.” We then calculated the annual total compensation of the median employee using the same methodology used in calculating the annual total compensation of our CEO, as reported in the “Summary Compensation Table” on page 32. The selection of the higher compensated of the two employees as the median employee instead of the one selected would not have affected the ratio presented above, as the difference in total annual compensation of the two employees was less than $20.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K of the SEC using the data and methodology summarized above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the median employee compensation amount and CEO pay ratio reported by other companies may not be comparable to the amount and ratio reported above.

2018 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding equity and non-equity awards granted to the NEOs in 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)	All Other Stock Awards: Number of Shares or Stock Units (#)(4)	Stock Option Awards (#)(5)	Exercise Price of Stock Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Eugene J. Lowe, III	2/20/2017	412,978	825,956	1,651,912
	3/1/2017				14,306	28,611	42,917				$870,919
	3/1/2017	362,500	725,000	1,087,500
	3/1/2017							28,611			$783,941
	3/1/2017								82,405	$27.40	$791,088
Scott W. Sproule	2/20/2017	155,849	311,697	623,394
	3/1/2017				3,454	6,907	10,361				$210,249
	3/1/2017	87,500	175,000	262,500
	3/1/2017							6,907			$189,252
	3/1/2017								19,891	$27.40	$190,954
J. Randall Data	2/20/2017	139,893	279,786	559,572
	3/1/2017				3,207	6,413	9,620				$195,212
	3/1/2017	81,250	162,500	243,750
	3/1/2017							6,413			$175,716
	3/1/2017								18,471	$27.40	$177,322
John W. Nurkin	2/20/2017	106,514	213,028	426,056
	3/1/2017				2,344	4,687	7,031				$142,672
	3/1/2017	59,375	118,750	178,125
	3/1/2017							4,687			$128,424
	3/1/2017								13,498	$27.40	$129,581
John W. Swann, III	2/20/2017	125,454	250,908	501,816
	3/1/2017				2,294	4,588	6,882				$139,659
	3/1/2017	58,125	116,250	174,375
	3/1/2017							4,588			$125,711
	3/1/2017								13,214	$27.40	$126,854

(1)	The Committee approved the 2017 bonuses to each of the NEOs on February 20, 2017 and the 2017 LTI awards to each of the NEOs on March 1, 2017. As described on page 26, payment of bonuses to NEOs are made under, and are subject to, the 162(m) Plan. The 2017 LTI awards are generally subject to continued employment through the applicable performance or vesting period.

(2)	Represents the potential payout for 2017 bonuses and three-year CPUs. As described on page 26, payment of bonuses to NEOs are made under, and are subject to, the 162(m) Plan. For bonuses, threshold payout is 50% of target and maximum payout is 200% of target. For CPUs, threshold payout is 50% of target and maximum payout is 150% of target, and is based on three-year cumulative segment income goals for 2017-2019. CPU par value is $1.00 per unit.

(3)	Represents the potential payout for the PSUs granted on March 1, 2017. For the PSUs, threshold payout is 50% of target and maximum payout is 150% of target, and is based on the three-year r-TSR versus the S&P 600 Capital Goods Index for 2017-2019. Payout is capped at target if our TSR is negative.

(4)	Represents the RSU awards for 2017. RSUs are time-based and do not have a performance requirement for vesting. The time-based awards vest 33 1⁄3 percent per year over three years on March 1, 2018, March 1, 2019, and March 1, 2020.

(5)	Represents the number of Options awarded on the grant date, and vest 33 1⁄3 percent per year over three years on March 1, 2018, March 1, 2019, and March 1, 2020.

(6)	Represents the grant date fair value, based on the closing price of our stock on the date of grant for RSUs. PSU grant date fair value is based on the Monte-Carlo simulation and Option valuation is based on the SPX Black-Scholes valuation on the date of grant. Fair value is based on Topic 718. See the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017, for the assumptions made in the valuation of these awards.

34	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table details the outstanding equity awards held by each of our NEOs at December 31, 2017.

		Option Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Option Unexercisable (#)(1)	Number of Securities Underlying Unexercised Option Exercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Eugene J. Lowe, III	1/2/2015					4,811	(4a)	$151,017
	1/2/2015	15,262	30,514	$21.16	1/2/2025
	10/13/2015					101,133	(4d)	$3,174,565
	10/13/2015	332,673		$12.36	10/13/2025
	3/2/2016					41,534	(5a)	$1,303,752
	3/2/2016								93,450	(5b)	$2,933,396
	3/2/2016	124,613	62,306	$12.85	3/2/2026
	3/1/2017					28,611	(6a)	$898,099
	3/1/2017								42,917	(6b)	$1,347,165
	3/1/2017	82,405		$27.40	3/1/2027
Scott W. Sproule	1/2/2015					5,773	(4b)	$181,214
	8/20/2015					3,385	(4c)	$106,255
	10/13/2015					25,283	(4d)	$793,633
	10/13/2015	83,168		$12.36	10/13/2025
	3/2/2016					10,384	(5a)	$325,954
	3/2/2016								23,363	(5b)	$733,365
	3/2/2016	31,153	15,576	$12.85	3/2/2026
	3/1/2017					6,907	(6a)	$216,811
	3/1/2017								10,361	(6b)	$325,232
	3/1/2017	19,891		$27.40	3/1/2027
J. Randall Data	10/13/2015					20,227	(4d)	$634,926
	10/13/2015					6,743	(4e)	$211,663
	10/13/2015	66,535		$12.36	10/13/2025
	3/2/2016					8,307	(5a)	$260,757
	3/2/2016								18,690	(5b)	$586,679
	3/2/2016	24,922	12,461	$12.85	3/2/2026
	3/1/2017					6,413	(6a)	$201,304
	3/1/2017								9,620	(6b)	$301,972
	3/1/2017	18,471		$27.40	3/1/2027
John W. Nurkin	1/2/2015					4,006	(4b)	$125,748
	8/20/2015					3,385	(4c)	$106,255
	10/13/2015					16,788	(4d)	$526,975
	10/13/2015	55,224		$12.36	10/13/2025
	3/2/2016					6,894	(5a)	$216,403
	3/2/2016								15,512	(5b)	$486,922
	3/1/2017	20,686	10,342	$12.85	3/2/2026
	3/1/2017					4,687	(6a)	$147,125
	3/1/2017								7,031	(6b)	$220,703
	3/1/2017	13,498		$27.40	3/1/2027
John W. Swann, III	1/2/2015					5,212	(4b)	$163,605
	10/13/2015					20,227	(4d)	$634,926
	10/13/2015	66,535		$12.36	10/13/2025
	3/2/2016					7,061	(5a)	$221,645
	3/2/2016								15,887	(5b)	$498,693
	3/2/2016	21,184	10,592	$12.85	3/2/2026
	3/1/2017					4,588	(6a)	$144,017
	3/1/2017								6,882	(6b)	$216,026
	3/1/2017	13,214		$27.40	3/1/2027

2018 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

(1)	Outstanding vested and unvested Options awarded on the award date are subject to satisfaction of vesting criteria for the applicable year. Options awarded to Mr. Lowe on January 2, 2015, vest at the rate of 33 1⁄3 percent per year with vesting dates of January 2, 2016, January 2, 2017, and January 2, 2018. Options awarded to NEOs on October 13, 2015, cliff vest after three years on October 13, 2018. Options awarded to NEOs on March 2, 2016, vest at the rate of 33 1⁄3 percent per year with vesting dates of March 2, 2017, March 2, 2018, and March 2, 2019. Options awarded to NEOs on March 1, 2017, vest at the rate of 33 1⁄3 percent per year with vesting dates of March 1, 2018, March 1, 2019, and March 1, 2020. LTI awards are generally subject to continued employment through the applicable vesting period.

(2)	Based on the closing price of our common stock on the award date adjusted when applicable for the Spin-Off.

(3)	Based on the closing price of our common stock of $31.39 on December 29, 2017, the last trading day of 2017.

(4a)	Restricted shares awarded on January 2, 2015, vest at the rate of 33 1⁄3 percent per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of January 2, 2016, January 2, 2017, and January 2, 2018. The number of restricted shares is based on the adjustment as a result of the Spin-Off on September 26, 2015. LTI awards are generally subject to continued employment through the applicable vesting period.

(4b)	RSUs awarded on January 2, 2015, vest at the rate of 33 1⁄3 percent per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of January 2, 2016, January 2, 2017, and January 2, 2018. The number of RSUs is based on the adjustment as a result of the Spin-Off on September 26, 2015. LTI awards are generally subject to continued employment through the applicable vesting period.

(4c)	RSUs awarded on August 20, 2015, vest at 33 1⁄3 percent per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of August 20, 2016, August 20, 2017, and August 20, 2018. The number of RSUs is based on the adjustment as a result of the Spin-Off on September 26, 2015. LTI awards are generally subject to continued employment through the applicable vesting period.

(4d)	RSUs awarded on October 13, 2015, cliff vest after three years on October 13, 2018. LTI awards are generally subject to continued employment through the applicable vesting period.

(4e)	RSUs awarded on October 13, 2015, vest at 33 1⁄3 percent per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of October 13, 2016, October 13, 2017, and October 13, 2018. LTI awards are generally subject to continued employment through the applicable vesting period.

(5a)	RSUs awarded on March 2, 2016, vest at the rate of 33 1⁄3 percent per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of March 2, 2017, March 2, 2018, and March 2, 2019. LTI awards are generally subject to continued employment through the applicable vesting period.

(5b)	PSUs awarded on March 2, 2016, become eligible to vest March 2, 2019, subject to satisfaction of external performance criteria for the three-year performance period. LTI awards are generally subject to continued employment through the applicable vesting period. PSUs are capped at target if our TSR is negative. Amount presented assumes achievement of the maximum performance level.

(6a)	RSUs awarded on March 1, 2017, vest at the rate of 33 1⁄3 percent per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of March 1, 2018, March 1, 2019, and March 1, 2020. LTI awards are generally subject to continued employment through the applicable vesting period.

(6b)	PSUs awarded on March 1, 2017, become eligible to vest March 1, 2020, subject to satisfaction of external performance criteria for the three-year performance period. LTI awards are generally subject to continued employment through the applicable vesting period. PSUs are capped at target if our TSR is negative. Amount presented assumes achievement of the maximum performance level.

OPTION EXERCISES AND STOCK VESTED IN 2017

The following table sets forth stock vested for each of our NEOs in 2017. Our NEOs did not exercise any Options in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eugene J. Lowe, III	—	$—	34,609	$897,344
Scott W. Sproule	—	$—	21,992	$542,173
J. Randall Data	—	$—	10,895	$310,861
John W. Nurkin	—	$—	15,935	$392,083
John W. Swann, III	—	$—	14,582	$358,875

(1)	The value realized on vesting of stock awards includes RSUs that vested on January 3, 2017, based on a market value of $23.72, and PSUs that vested on January 3, 2017, based on a market value of $23.72, for each of Mr. Lowe, Mr. Sproule, Mr. Nurkin, and Mr. Swann. The value realized on vesting of stock awards also includes RSUs that vested on March 2, 2017, based on a market value of $27.40 for each of Mr. Lowe, Mr. Sproule, Mr. Data, Mr. Nurkin, and Mr. Swann. For Mr. Sproule and Mr. Nurkin, the value also includes RSUs that vested August 21, 2017, based on a market value of $24.14. For Mr. Data, the value also includes RSUs that vested October 13, 2017, based on a market value of $29.23.

PENSION BENEFITS

No SPX executive officer participates in an SPX defined benefit pension plan.

36	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information relating to the SPX Corporation Supplemental Retirement Savings Plan (“SRSP”) for NEOs in 2017. Other members of senior-level management are also eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Eligible executives may defer up to 50% of their base compensation (excluding annual bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and annual bonus deferral elections are made prior to the beginning of the year to which they relate.

A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan, and the deferrals and match are allocated to the fund(s) under the SRSP as selected by the participant.

In general, “eligible compensation” for purposes of the SRSP is the amount reported as wages on a participant’s Form W-2, (1) increased by (a) amounts contributed by the participant to the 401(k) Plan and the SPX Corporation Flexible Spending Account Plans, and (b) vacation and holiday pay paid after termination of employment; and (2) decreased by (a) reimbursements or other expense allowances, (b) fringe benefits (cash and non-cash), (c) moving expenses, (d) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (e) employer-provided automobiles, mileage reimbursements, and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations, and group term life insurance coverage in excess of $50,000, (f) pay in lieu of notice, (g) deferred compensation, (h) the value of restricted shares and other equity awards, and (i) severance pay paid after termination of employment.

All matching contributions into the SRSP are made in cash and invested according to the participant’s elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the same investment choices available in the 401(k) Plan, except that the SPX Company Stock Fund and a stable value fund are not available under the SRSP. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. All amounts deferred under the SRSP after 2009 will be paid in a lump-sum payment six months following termination of employment. Participants may elect to receive their pre-2009 accounts in a lump sum, annual installments (two to ten years), or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1⁄2).

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Eugene J. Lowe, III	$72,081	$60,068	$61,314	$—	$414,810
Scott W. Sproule	$43,024	$17,927	$71,934	$—	$520,864
J. Randall Data	$20,808	$17,340	$8,518	$—	$71,387
John W. Nurkin	$19,809	$12,381	$20,407	$—	$156,466
John W. Swann, III	$29,405	$9,802	$63,726	$—	$412,815

(1)	Contributions to the SRSP consisted of the following amounts reported in the Summary Compensation Table.

Name	2017 Salary	2016 Non-Equity Incentive Plan Compensation
Eugene J. Lowe, III	$39,936	$32,145
Scott W. Sproule	$43,024	$—
J. Randall Data	$20,808	$—
John W. Nurkin	$19,809	$—
John W. Swann, III	$29,405	$—

(2)	Represents matching amounts contributed by SPX to the SRSP. These amounts have been included in the All Other Compensation column of the Summary Compensation Table.

(3)	Aggregate earnings under the SRSP are not above market and, accordingly, are not included in the Summary Compensation Table.

2018 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our NEOs are covered by change-in-control agreements, severance agreements, and stock plan award agreements governing compensation in the event of a termination of employment or a change in control of our Company. In addition, we have entered into an employment agreement with Mr. Lowe in lieu of a severance agreement. The following tables set forth the expected benefits to be received by each NEO in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2017 and a stock price of $31.39, our closing stock price on December 29, 2017, the last trade day of fiscal 2017. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

Eugene J. Lowe, III	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$1,651,912	(1)	$2,477,868	(3)
Bonus	$—		$825,956	(4)	$825,956	(4)	$3,097,446	(5)	$4,646,169	(7)
Value of Accelerated Equity	$—		$17,507,148	(9)	$17,507,148	(9)	$16,200,084	(10)	$17,507,148	(9)
Value of Accelerated CPUs	$—		$1,354,126	(11)	$1,354,126	(11)	$1,354,126	(11)	$1,354,126	(11)
All Other Compensation	$79,241	(12)	$79,241	(12)	$79,241	(12)	$174,486	(13)	$234,085	(14)
TOTAL	$79,241		$19,766,471		$19,766,471		$22,478,054		$26,219,396

Scott W. Sproule	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$445,281	(2)	$890,562	(1)
Bonus	$—		$311,697	(4)	$311,697	(4)	$584,452	(6)	$1,168,904	(8)
Value of Accelerated Equity	$—		$4,569,206	(9)	$4,569,206	(9)	$3,214,280	(10)	$4,569,206	(9)
Value of Accelerated CPUs	$—		$332,281	(11)	$332,281	(11)	$332,281	(11)	$332,281	(11)
All Other Compensation	$42,815	(15)	$42,815	(15)	$42,815	(15)	$95,285	(16)	$124,771	(17)
TOTAL	$42,815		$5,255,999		$5,255,999		$4,671,579		$7,085,724

J. Randall Data	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$430,440	(2)	$860,880	(1)
Bonus	$—		$279,786	(4)	$279,786	(4)	$524,618	(6)	$1,049,236	(8)
Value of Accelerated Equity	$—		$3,702,987	(9)	$3,702,987	(9)	$2,565,822	(10)	$3,702,987	(9)
Value of Accelerated CPUs	$—		$288,325	(11)	$288,325	(11)	$288,325	(11)	$288,325	(11)
All Other Compensation	$41,388	(15)	$41,388	(15)	$41,388	(15)	$91,119	(16)	$117,866	(17)
TOTAL	$41,388		$4,312,486		$4,312,486		$3,900,324		$6,019,294

38	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

John W. Nurkin	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$355,047	(2)	$710,094	(1)
Bonus	$—		$213,028	(4)	$213,028	(4)	$399,442	(6)	$798,884	(8)
Value of Accelerated Equity	$—		$3,082,524	(9)	$3,082,524	(9)	$2,176,846	(10)	$3,082,524	(9)
Value of Accelerated CPUs	$—		$223,185	(11)	$223,185	(11)	$223,185	(11)	$223,185	(11)
All Other Compensation	$28,617	(15)	$28,617	(15)	$28,617	(15)	$78,119	(16)	$105,356	(17)
TOTAL	$28,617		$3,547,354		$3,547,354		$3,232,639		$4,920,043

John W. Swann, III	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$418,180	(2)	$836,360	(1)
Bonus	$—		$250,908	(4)	$250,908	(4)	$250,908	(6)	$501,816	(8)
Value of Accelerated Equity	$—		$3,352,297	(9)	$3,352,297	(9)	$2,437,470	(10)	$3,352,297	(9)
Value of Accelerated CPUs	$—		$223,201	(11)	$223,201	(11)	$223,201	(11)	$223,201	(11)
All Other Compensation	$33,655	(15)	$33,655	(15)	$33,655	(15)	$92,605	(16)	$132,946	(17)
TOTAL	$33,655		$3,860,061		$3,860,061		$3,422,364		$5,046,620

(1)	Two times current base salary.

(2)	One times current base salary.

(3)	Three times current base salary.

(4)	Reflects annual bonus, which is equal to a pro-rated portion of the highest of actual bonus for year preceding termination or current-year target bonus.

(5)	Two times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current-year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.

(6)	One times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.

(7)	Three times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.

(8)	Two times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.

(9)	Represents the accelerated vesting of all unvested PSUs (at assumed target performance level), RSUs, and Options.

(10)	Represents the accelerated vesting of all unvested PSUs (at assumed target performance level), RSUs, and Options, which would have otherwise vested within two years of termination for Mr. Lowe and within one year for Mr. Sproule, Mr. Data, Mr. Nurkin, and Mr. Swann.

(11)	Represents the accelerated vesting of all unvested CPUs at assumed target performance level.

(12)	Other compensation for Mr. Lowe includes payout of accrued vacation (up to five weeks of base salary).

(13)	Sum of other compensation for Mr. Lowe includes:

•	Payout of accrued vacation (up to five weeks of base salary).

•	Maximum outplacement benefit for involuntary termination of $50,000.

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

2018 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

•	The Company cost of health and welfare benefit continuation for 2 years.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 2 years.

(14)	Sum of other compensation for Mr. Lowe includes:

•	Payout of accrued vacation (up to five weeks of base salary).

•	Maximum outplacement benefit for involuntary termination of $50,000.

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

•	The full cost of health and welfare and vision benefit continuation for 3 years.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 3 years.

(15)	Sum of other compensation for Mr. Sproule, Mr. Data, Mr. Nurkin, and Mr. Swann includes payout of accrued vacation (up to five weeks of base salary).

(16)	Sum of other compensation for Mr. Sproule, Mr. Data, Mr. Nurkin, and Mr. Swann includes:

•	Payout of accrued vacation (up to five weeks of base salary).

•	Maximum outplacement benefit for involuntary termination of $35,000.

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

•	The Company cost of health and welfare benefit continuation for 1 year.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 1 year.

(17)	Sum of other compensation for Mr. Sproule, Mr. Data, Mr. Nurkin, and Mr. Swann includes:

•	Payout of accrued vacation (up to five weeks of base salary).

•	Maximum outplacement benefit for involuntary termination of $35,000.

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

•	The full cost of health and welfare and vision benefit continuation for 2 years.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 2 years.

40	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2017, about SPX common stock that may be issued upon the exercise of options and rights under all our existing equity compensation plans, each of which was approved by our stockholders. These plans include 2002 Stock Compensation Plan (and its predecessor plan, the 1992 Stock Compensation Plan) and the 2006 Non-Employee Directors’ Stock Incentive Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)

Equity Compensation Plans Approved By Stockholders	2,836,664	14.67	1,682,429

Total	2,836,664	14.67	1,682,429

(1)	Comprised of 1,606,949 shares issuable upon the exercise of outstanding Options and 1,229,715 shares issuable pursuant to RSUs and PSUs.

(2)	Excludes RSUs and PSUs.

(3)	All these shares were available for issuance under the 2002 Stock Compensation Plan and 2006 Non-Employee Directors’ Stock Incentive Plan.

2018 PROXY STATEMENT	41

PROPOSAL 2: APPROVAL OF NAMED EXECUTIVE OFFICERS’ COMPENSATION, ON A NON-BINDING ADVISORY BASIS (“SAY-ON-PAY”)

We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our NEOs, as disclosed in this Proxy Statement.

Although the vote is non-binding, the Committee and the Board value your opinion and will consider the outcome of the vote in revising our compensation philosophy and making future compensation decisions.

We intend to seek approval of our executive compensation on an annual basis.

WHY YOU SHOULD APPROVE OUR NEO COMPENSATION

During our second full year as the “new” SPX, we continued to focus on our commitment to having an executive compensation program that is aligned with stockholder interests and our goal of creating a meaningful pay-for-performance culture. At our 2017 Annual Meeting, approximately 96% of votes cast approved our executive compensation. We interpreted this result, which exceeded the approximately 90% favorable vote we received in 2016, as a strong endorsement of our executive compensation program design and direction — further validating that our program is currently structured in the best interests of both our stockholders and executives.

Our executive compensation and executive compensation program are more fully described in the “Compensation Discussion and Analysis,” beginning on page 18, and in the “Summary Compensation Table” and subsequent tables, beginning on page 32.

OVERVIEW

Key Components of Our Compensation Program

Base Salary

We target base salary for NEOs at the market median of peer companies for established performers.

Annual Incentive

We focus annual bonus pay based on income, cash flow, and revenue goals.

Long-term Incentives

We target long-term pay based 50% on performance units, 25% on stock options, and 25% on restricted stock units.

Change in Control Provisions

We have double-trigger provisions in the event of a change of control.

Updated Peer Group

We refined our peer group to better reflect our industry, size, and competition.

Benefits and Perquisites

We have no NEO participation in defined benefit pension plans or retiree medical benefits.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF NAMED EXECUTIVE OFFICERS’ COMPENSATION, ON A NON-BINDING ADVISORY BASIS (“SAY-ON-PAY”).

42	2018 PROXY STATEMENT

AUDIT MATTERS

Audit Committee Report

The Audit Committee of the SPX Board of Directors consists of four directors. Each Audit Committee member is independent, as defined under SEC rules and the listing standards of the NYSE. The Audit Committee reviews SPX’s financial reporting process on behalf of the Board and is responsible for ensuring the integrity of the financial information reported by SPX.

Management is responsible for SPX’s financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”). SPX’s independent registered public accounting firm, which is appointed by the Audit Committee, is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent registered public accounting firm included in the firm’s report on SPX’s financial statements.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), SPX’s independent registered public accounting firm since 2002. Management represented to the Audit Committee that SPX’s consolidated financial statements were prepared in accordance with US GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (“PCAOB”) for communication with audit committees, under which Deloitte must provide us with additional information regarding the scope and results of its audit of SPX’s consolidated financial statements.

In addition, we have discussed with Deloitte its independence from SPX and SPX management, including matters in the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.

The Audit Committee discussed with SPX’s internal auditors and independent registered public accounting firm the overall scope and plans for its respective audits. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of SPX’s internal controls, and the overall quality of SPX’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in SPX’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC.

The Audit Committee has reviewed and discussed with management its assertion and opinion regarding internal controls included in the 2017 Annual Report on Form 10-K to Stockholders as required by Section 404 of the Sarbanes-Oxley Act of 2002. Management has confirmed to the Audit Committee that at December 31, 2017 internal controls over financial reporting were appropriately designed and operating effectively to provide reasonable assurance regarding the reliability of financial reporting and the preparation of SPX’s consolidated financial statements for external purposes in accordance with US GAAP. The Audit Committee has also reviewed and discussed with Deloitte its audit and opinion regarding SPX’s internal control over financial reporting as required by Section 404, which opinion is included in the 2017 Annual Report on Form 10-K.

Audit Committee,

Ricky D. Puckett, Chairman

David A. Roberts

Ruth G. Shaw

Tana L. Utley

2018 PROXY STATEMENT	43

AUDIT MATTERS

Other Audit Information

AUDIT AND NON-AUDIT FEE TABLE

During fiscal years 2016 and 2017, we retained our principal auditor, Deloitte, to perform services in the following categories and amounts:

	2016	2017
Audit Fees(1)	$4,733,000	$4,087,000
Audit-Related Fees(2)	$29,000	$65,000
Tax Fees(3)	$404,000	$221,000
All Other Fees	N/A	N/A

(1)	Fees for audit services billed or expected to be billed relate to (a) audit of our annual financial statements and effectiveness of internal controls over financial reporting; (b) reviews of our quarterly financial statements; (c) statutory and regulatory audits; and (d) comfort letters, consents, and other services related to SEC matters.

(2)	Fees for audit-related services include due diligence services in connection with acquisitions, other technical accounting assistance, and attest or audit services that are not required.

(3)	Fees for tax services relate to tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning.

PRE-APPROVAL BY AUDIT COMMITTEE

Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte to be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte. In addition, our pre-approval policy requires pre-approval by the Chair of the Audit Committee of fees and expenses for other non-audit services that may arise during the year. The policy requires the Chair to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the Audit Committee. In no event may Deloitte perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor, or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte’s independence.

44	2018 PROXY STATEMENT

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte has been our independent registered public accounting firm since 2002. The Audit Committee has engaged Deloitte to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board, of our financial statements to be filed on Form 10-Q in 2018. Consistent with past practice, on February 12, 2018, the Audit Committee approved the engagement of Deloitte to perform the audit of the financial statements and internal controls over financial reporting included in SPX’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

2018 PROXY STATEMENT	45

QUESTIONS AND ANSWERS

Proxy Materials

Why am I receiving these materials?

We are mailing or making these materials available to you because we are soliciting your proxy to vote your shares in connection with our Annual Meeting, scheduled to take place on May 15, 2018, or at any adjournments or postponements of this meeting. We are first mailing or making available to stockholders this Proxy Statement, our Annual Report to Stockholders for the year ended December 31, 2017, and related materials on or about April 3, 2018.

Why did I receive a one-page notice of internet availability of proxy materials rather than a full set of proxy materials?

SEC rules allow companies to provide stockholders access to Proxy Materials over the internet rather than mailing the materials to stockholders. Accordingly, to conserve natural resources and reduce costs, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing the Proxy Materials on the website referred to in the Notice or for requesting printed copies of the Proxy Materials. The Notice also provides instructions for requesting the delivery of the Proxy Materials for future Annual Meetings in printed form.

Are the proxy materials available electronically?

Our Proxy Statement and our 2017 Annual Report to Stockholders are available on our website (www.spx.com) under the heading “Investor Relations—Financial Information—Proxy and 10K.” Additionally, and in accordance with SEC rules, you may access our Proxy Statement at www.envisionreports.com/SPXC (for stockholders of record) or www.edocumentview.com/SPXC (for all other stockholders), which do not have “cookies” that identify visitors to the sites.

Annual Meeting

What is the purpose of this meeting?

This is the Annual Meeting of the Company’s stockholders. At the meeting, we will be voting on:

•	The election of directors;

•	The approval of our named executive officers’ compensation, on a non-binding advisory basis;

•	The ratification of our Audit Committee’s appointment of our independent registered public accounting firm for 2018; and

•	Any other business properly brought before the meeting.

How does the Board recommend that I vote?

Proposal 1:	FOR the election of each of Mr. Puckett and Ms. Utley.

Proposal 2:	FOR the approval of our named executive officers’ compensation.

Proposal 3:	FOR the ratification of our Audit Committee’s appointment of our independent registered public accounting firm for 2018.

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you were an SPX stockholder of record as of the close of business on March 20, 2018, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX 401(k) Plan, then your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record, but hold shares through a broker, bank, trustee, or other holder of record, you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership; a copy of the voting instruction card provided by your broker, bank, trustee, or other holder of record; or other similar evidence of ownership.

46	2018 PROXY STATEMENT

QUESTIONS AND ANSWERS

Voting and Quorum

What is a proxy?

Our Board of Directors is asking for your proxy, which is a legal designation of another person to vote the shares you own. We have designated two officers of the Company, Eugene J. Lowe, III, and Scott W. Sproule, to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best.

Who is entitled to vote?

Stockholders at the close of business on March 20, 2018 (the record date), are entitled to vote. On that date there were 42,954,374 shares of SPX common stock outstanding.

How many votes do I have?

Each share of SPX common stock that you own entitles you to one vote.

How do I vote if I do not attend the Annual Meeting?

If your shares are held through a broker, bank, trustee, or other holder of record, then you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, bank, trustee, or other similar entity by mail, then by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or internet voting is available to you.

If your shares are held in your name, then you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.

If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, then you should not mail back the related proxy card.

Can I vote at the Annual Meeting?

Yes. If you were a stockholder on the record date, then you can vote your shares of common stock in person at the Annual Meeting. If your shares are held through a broker, bank, trustee, or other holder of record, then you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm, bank, trustee, or other holder of record authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, then your vote at the meeting will revoke any vote you submitted previously.

Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

May I revoke my proxy?

You may revoke your proxy in one of four ways at any time before it is exercised:

•	Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

•	Submit another proxy with a later date;

•	Vote by telephone or internet after you have given your proxy; or

•	Vote in person at the Annual Meeting.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or internet, or if you attend the Annual Meeting.

2018 PROXY STATEMENT	47

QUESTIONS AND ANSWERS

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers, banks, trustees, or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. If you are a beneficial owner, then these holders are permitted to vote your shares on the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.

What vote is required to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast	No
Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis	Majority of Votes Cast	No
Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Shares Present or Represented by Proxy and Entitled to Vote	Yes
Other Proposals	Majority of Shares Present or Represented by Proxy and Entitled to Vote	No

A majority of votes cast means that the number of shares voted for a director or proposal must exceed the number of shares voted against that director or proposal.

What is the impact of abstentions or broker non-votes?

An abstention is not considered as a share voted and will not impact the election of directors or the approval of our named executive officers’ compensation. However, since an abstention is considered a share present or represented by proxy and entitled to vote, as one less vote for approval it will have the effect of a vote against the ratification of our independent public accountants and other proposals that may be brought before the Annual Meeting.

A broker non-vote is not considered as a share voted or entitled to vote and will not impact the vote on any of the proposals.

The New York Stock Exchange does not consider the election of directors or matters relating to compensation to be routine. Unless the broker has received instructions from you, any broker holding shares for you will not have the ability to cast votes with respect to the election of directors or the approval of our named executive officers’ compensation. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted.

How does discretionary voting authority apply?

If you sign, date, and return your proxy card, then your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, then you give authority to Eugene J. Lowe, III, and Scott W. Sproule to vote on the items discussed in these proxy materials and any other matter properly brought at the Annual Meeting. In such a case, your vote will be cast:

•	FOR the election of the director nominees;

•	FOR the approval of our named executive officers’ compensation;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018; and

•	FOR or AGAINST any other properly raised matters at the discretion of Eugene J. Lowe, III, and Scott W. Sproule.

48	2018 PROXY STATEMENT

QUESTIONS AND ANSWERS

Who pays to prepare, mail, and solicit the proxies?

We will pay all the costs of preparing, mailing, and soliciting the proxies. We will ask brokers, banks, trustees, and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing Proxy Materials, our directors, officers, and employees may solicit proxies in person, by telephone, or otherwise. These individuals will not be specially compensated. We have retained Georgeson LLC, a Computershare company, to assist us with inquiries of brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. We will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will pay Georgeson LLC an estimated fee of $1,800 plus reasonable out-of-pocket expenses. We have not retained a proxy solicitor for this Annual Meeting to assist us in soliciting your proxy; however, as proxy returns are counted we may determine it is necessary to retain a proxy solicitor, in which case we will pay an estimated fee of $12,500 plus reasonable out-of-pocket expenses. We will also reimburse brokers, banks, trustees, and other nominees, fiduciaries, and other custodians for their costs of sending the Proxy Materials to the beneficial owners of SPX common stock.

Communications and Stockholder Proposals

How do I submit a stockholder proposal?

To bring a proposal other than the nomination of a director before an annual meeting, your notice of proposal must comply with the requirements of our By-laws and include any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations.

For a proposal to be included in our Proxy Statement for the 2019 Annual Meeting, you must submit it no later than December 4, 2018. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to our Corporate Secretary at our address on the cover of this Proxy Statement.

You also may submit a proposal that you do not want included in the Proxy Statement, but that you want to raise at the 2019 Annual Meeting. We must receive this type of proposal in writing on or after December 16, 2018, but no later than January 15, 2019.

How do I submit a director nominee?

If you wish to submit a nominee for director for the 2019 Annual Meeting, our Corporate Secretary must receive written notice of your intended nomination on or before January 15, 2019. You should send your nomination to our Corporate Secretary at our address on the cover of this Proxy Statement.

For a nomination to be properly brought before an annual meeting, your notice of nomination must comply with the requirements of our By-laws. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

2018 PROXY STATEMENT	49

APPENDIX A - RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

“Core” results are non-GAAP financial measures that exclude the results of the South African projects. The South African projects do not impact our HVAC and Detection and Measurement segments, but do impact our Engineered Solutions segment and we evaluate “Engineered Solutions (Core)” results for certain purposes. Additionally, we have made other adjustments for items that are non-cash, bonus related, and/or unusual in nature. We also present certain other non-GAAP financial measures, identified as “Adjusted.” This appendix to the Proxy Statement includes reconciliations of the amounts of non-GAAP financial measures with the most comparable measures determined in accordance with accounting principles generally accepted in the United States (“GAAP”) and other important information regarding non-GAAP financial measures.

CORE OPERATING INCOME

SPX CORPORATION AND SUBSIDIARIES NON-GAAP RECONCILIATION - CORE OPERATING INCOME (Unaudited; in millions)
Twelve months ended December 31, 2017
Operating income	$54.8
Adjustments:
South African projects	69.4
Non-service pension and postretirement items	6.8
Contract settlement gain	(10.2)
Core operating income, before annual incentive adjustment	120.8
Corporate-annual incentive expense	9.6
Core operating income	$130.4

ADJUSTED NET INCOME FROM CONTINUING OPERATIONS

SPX CORPORATION AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (Unaudited; in millions)
Twelve months ended December 31, 2017
Net Income from continuing operations	$84.0
Adjustments:
South African projects	71.3
Gain on contract settlement	(10.2)
Pension and postretirement expense	6.8
Gain on interest rate swaps	(2.7)
Loss on amendment/refinancing of senior credit agreement	0.9
Income tax benefit	(71.8)
Adjusted Net Income from continuing operations	$78.3

2018 PROXY STATEMENT	A-1

APPENDIX A

ADJUSTED EARNINGS PER SHARE

SPX CORPORATION AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE (Unaudited; in millions)
Twelve months ended December 31, 2017
GAAP EPS from continuing operations	$1.91
Adjustments:
South African projects	0.06
Gain on contract settlement	(0.17)
Non-service pension items & other*	(0.02)
Adjusted EPS from continuing operations	$1.78

SPX CORPORATION AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE (Unaudited; in millions)
Twelve months ended December 31, 2016
GAAP EPS from continuing operations	$0.30
Adjustments:
South African projects	0.34
Non-service pension items & other*	0.83
Adjusted EPS from continuing operations	$1.47
*	Other includes discrete tax items, loss on refinancing of senior credit agreement, net gain on sale of Dry Cooling business, non-cash intangible impairment, gain on interest rate swaps, adjustment to redeemable non-controlling interest, loss on early extinguishment of debt, non-actuarial gain on post retirement plans, adjustment for foreign currency loss associated with South African projects, and tax effects associated with adjustments.

“Core operating income,” “adjusted net income from continuing operations,” and “adjusted earnings per share” are defined as operating income (loss), net income (loss) from continuing operations, and diluted net income (loss) per share from continuing operations excluding the following items: (a) results of the South African projects, (b) non-service pension and postretirement expense (income), (c) gain (loss) related to acquisitions/divestitures, (d) non-cash intangible impairment charges, (e) a non-recurring gain on a contract settlement, (f) non-cash charges associated with the amendment/refinancing of the senior credit agreement, (g) a non-recurring gain on interest rate swaps as these swaps no longer qualified for hedge accounting in connection with the amendment of our senior credit agreement, (h) Core operating income (loss) also adds back annual incentive expense associated with employees at our corporate headquarters, and (i) the removal of a tax benefit associated with worthless stock deductions, tax charges associated with the impact of the new U.S. tax act, and the removal of certain other discrete tax benefits, each, as applicable, as well as (j) the income tax impact of items (a) through (g). In addition to the Company’s South African projects, the Company’s management views the impact related to each of the other items, with the exception of (h), as not indicative of the Company’s ongoing performance. The Company believes that inclusion of only the service cost and prior service cost components of pension and postretirement expense better reflects the ongoing costs of providing pension and postretirement benefits to its employees. Other components of GAAP pension and postretirement expense (income) are mainly driven by market performance, and the Company manages these separately from the operational performance of its business. The Company believes Core operating income, adjusted net income from continuing operations, and adjusted earnings per share, when read in conjunction with operating income (loss), income (loss) from continuing operations, and diluted net income (loss) per share from continuing operations, gives investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses Core operating income, adjusted net income from continuing operations, and adjusted earnings per share as measures of the Company’s performance. Core operating income, adjusted net income from continuing operations, and adjusted earnings per share are not measures of financial performance under GAAP. The Core operating income, adjusted net income from continuing operations, and adjusted earnings per share measures do not provide investors with an accurate measure of the actual operating income (loss), income (loss) from continuing operations, and diluted net income (loss) per share from continuing operations

A-2	2018 PROXY STATEMENT

APPENDIX A

reported by the Company and should not be considered as substitutes for operating income (loss), net income (loss) from continuing operations, and diluted net income (loss) per share from continuing operations as determined in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

CORE FREE CASH FLOW

SPX CORPORATION AND SUBSIDIARIES NON-GAAP RECONCILIATION - CORE FREE CASH FLOW (Unaudited; in millions)
Twelve months ended December 31, 2017
Net operating cash from continuing operations	$54.2
Capital expenditures – continuing operations	(11.0)
Adjustment for South African projects	49.5
Core free cash flow, before annual incentive adjustment	92.7
Annual Incentive adjustments	(13.8)
Core free cash flow	$78.9

“Core free cash flow” is defined as net cash from (used in) continuing operations less capital expenditures of continuing operations, excluding cash used in operations by our South African projects (which is net of a tax benefit). In addition, when calculating annual incentive awards, certain additional discrete adjustments were made as described in the program documents. The Company’s management believes that Core free cash flow is a useful financial measure for investors in evaluating the cash flow performance of multi-industrial companies, since it provides insight into the cash flow available to fund such things as mandatory and discretionary debt reduction, equity repurchases, and acquisitions or other strategic investments. The South African projects have a finite life and, thus, are expected to have a diminishing impact on the Company’s cash flows over the long-term. Core free cash flow is not a measure of financial performance under GAAP. The Core free cash flow measure does not provide investors with an accurate measure of the actual net cash flow from (used in) continuing operations reported by the Company and should not be considered as a substitute for cash flows from (used in) operating activities as determined in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

CORE REVENUE

SPX CORPORATION AND SUBSIDIARIES NON-GAAP RECONCILIATION - CORE REVENUE (Unaudited; in millions)
Twelve months ended December 31, 2017
Consolidated revenue	$1,425.8
Exclude: South African projects	(29.1)
Core revenue	$1,396.7

“Core revenue” is defined as revenue for the Company excluding the results of the South African projects. The South African projects have a finite life and, thus, are expected to have a diminishing impact on the Company’s operating results over the long-term. The Company’s management believes it is useful to disclose consolidated revenue without the results of its South African projects to provide investors with metrics that the Company’s management uses to measure the overall performance of its businesses. Core revenue is not a measure of financial performance under GAAP The Core revenue measure does not provide investors with an accurate measure of the actual revenue reported by the Company and should not be considered as a substitute for the Company’s revenue as determined in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

2018 PROXY STATEMENT	A-3

13320-A Ballantyne Corporate Place • Charlotte, NC 28277 • USA

980-474-3700 • www.spx.com

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2018.

Vote by Internet • Go to www.envisionreports.com/SPXC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain
01 - Ruth G. Shaw (Term will expire in 2021)	☐	☐	☐	02 - Robert B. Toth (Term will expire in 2021)	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis.	☐	☐	☐	3. Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the 2018 fiscal year.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee,guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

∎	1 UP X
02SBXA

Dear Stockholder:

The Annual Meeting of Stockholders of SPX Corporation will be held at 8:00 a.m. (Eastern Time) on Tuesday, May 15, 2018 at the SPX Building, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277, for the following purposes:

1. Election of Directors: 01 - Ruth G. Shaw (Term will expire in 2021), 02 - Robert B. Toth (Term will expire in 2021).

2. Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis.

3. Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the 2018 fiscal year.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Only holders of Common Stock of SPX Corporation of record at the close of business on March 20, 2018 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to vote by telephone or by Internet. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation.

For stockholders with common shares held in the company’s KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee, or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants’ accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participants’ accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS

John W. Nurkin
Vice President, Secretary and General Counsel

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — SPX Corporation

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2018

Charlotte, North Carolina

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Eugene J. Lowe, III and Scott W. Sproule, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on May 15, 2018 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2, FOR Proposal 3, and as the proxies deem advisable on all other matters that may properly come before the meeting.

PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.